UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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NMI Holdings, Inc.
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NMI HOLDINGS, INC.
2100 Powell Street, 12th Floor
Emeryville, CA 94608
March 30, 2017

Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of NMI Holdings, Inc. The meeting will be held as a virtual meeting on Thursday, May 11, 2017. The meeting will begin at 8:30 a.m. Pacific Time/11:30 a.m. Eastern Time. You will be able to attend the annual meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/NMIH2017 when you enter the 16-digit Control Number provided to you by us on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail. Prior to and during the meeting you may vote on the proposals described in this proxy statement. Your vote is important. Even if you plan to participate in the meeting, we encourage you to vote as soon as possible over the telephone or the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. You may also vote online during the meeting until voting is closed.
The accompanying Notice of 2017 Annual Meeting of Stockholders and proxy statement describe the items to be considered and acted upon by the stockholders at the meeting and include important information about the meeting and the voting process.
Sincerely,
Bradley M. Shuster
Chairman and
Chief Executive Officer

NMI HOLDINGS, INC.
2100 Powell Street, 12th Floor
Emeryville, CA 94608

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of NMI Holdings, Inc.:
The 2017 Annual Meeting of Stockholders (Annual Meeting) of NMI Holdings, Inc. (NMI) will be held as a virtual meeting on Thursday, May 11, 2017, at 8:30 a.m. Pacific Time/11:30 a.m. Eastern Time, to vote on the following matters:

1.	the election of seven directors to the board of directors to serve until the 2018 Annual Meeting of Stockholders;

2.	the approval of the NMI Amended and Restated 2014 Omnibus Incentive Plan;

3.	the ratification of the appointment of BDO USA, LLP as NMI's independent registered public accounting firm for the year ending December 31, 2017; and,

4.	any other matters that properly come before the Annual Meeting.
You will be able to attend the Annual Meeting via live audio webcast and vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/NMIH2017 when you enter your 16-digit Control Number provided to you by NMI on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail.
The record date for the Annual Meeting is March 17, 2017. Only stockholders of record at the close of business on that date are entitled to notice and to vote. Each stockholder of record will be entitled to one vote for each share that it held on the record date.
Beginning on March 31, 2017, we will send to our stockholders of record on the record date a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement via the Internet and vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of our proxy materials free of charge.
Your vote is important. Even if you expect to attend the Annual Meeting via the live audio webcast, please vote over the telephone or the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote again in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors
Bradley M. Shuster
Chairman and
Chief Executive Officer

March 30, 2017

NMI HOLDINGS, INC.
2100 Powell Street, 12th Floor
Emeryville, CA 94608
PROXY STATEMENT
This proxy statement is delivered in connection with the solicitation of proxies by the Board of Directors (the Board) of NMI for use at our 2017 Annual Meeting to be held as a virtual meeting on Thursday, May 11, 2017, at 8:30 a.m. Pacific Time/11:30 a.m. Eastern Time, and any postponement or adjournment of the meeting. You will be able to attend the Annual Meeting via live audio webcast and vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/NMIH2017 when you enter your 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials (the Availability Notice) or on your proxy card if you receive materials by mail. We encourage you to vote prior to the meeting on the proposals described in this proxy statement as described below. In this proxy statement we refer to NMI Holdings, Inc. as NMI, the Company, we, our or us.
This proxy statement and form of proxy card are first being sent to stockholders on March 31, 2017, in order to furnish information relating to the business to be transacted at the meeting. A copy of the Notice of 2017 Annual Meeting of Stockholders (Notice of Meeting) accompanies this proxy statement. These materials are also available on the internet at www.proxyvote.com.
ABOUT THE ANNUAL MEETING AND PROXY STATEMENT
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act on the matters listed in our Notice of Meeting, including the election of the seven directors named in this proxy statement, approval of the NMI Amended and Restated 2014 Omnibus Incentive Plan, and the ratification of the appointment of BDO USA, LLP (BDO) as our independent registered public accounting firm for the year ending December 31, 2017.
Who is entitled to notice of and to vote at the Annual Meeting?
Only stockholders of record at the close of business on March 17, 2017, the record date for the Annual Meeting, are entitled to receive notice and to vote. For each share of Class A common stock that you held on that date, you are entitled to one vote on each matter considered at the meeting. On the record date, 59,470,929 shares of Class A common stock were outstanding and entitled to vote.
Why did I receive a notice regarding internet availability of proxy materials instead of a paper copy of printed materials?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (SEC), we are permitted to furnish proxy materials, including this proxy statement, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Consequently, our stockholders generally will not receive paper copies of our proxy materials unless they request them. Beginning on or about March 31, 2017, we will send to our stockholders the Availability Notice containing instructions on how to access this proxy statement and our Annual Report via the Internet and vote online. As a result, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. All stockholders will have the ability to access the proxy materials on a website referred to in the Availability Notice and may request a printed set of the proxy materials free of charge by mail or electronically from such website. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Availability Notice. By participating in the e-proxy process, we save printing and mailing expenses and reduce the environmental impact of our Annual Meeting.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

Pursuant to rules adopted by the SEC, we are delivering a single copy of the Availability Notice and, if applicable, proxy materials, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This "householding" process will save us printing and mailing expenses and reduce the environmental impact of our Annual Meeting. Stockholders who participate in householding will continue to be able to receive separate proxy cards and vote separately. Upon request, we will deliver promptly a separate copy of the Availability Notice and, if applicable, the proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these documents. If you would like to receive a separate copy, please send a request to the Corporate Secretary at our executive offices. If your shares are held of record by a broker, bank or other nominee, please contact that record holder to request information about householding.

How do I attend the Annual Meeting?
As permitted by Delaware law and our Third Amended and Restated Bylaws (the Bylaws), our Annual Meeting will be held solely as a virtual meeting live via the Internet. The meeting will not be held at any physical location. You will be able to attend the Annual Meeting via live audio webcast by visiting the Company's virtual meeting website at www.virtualshareholdermeeting.com/NMIH2017 on Thursday, May 11, 2017, at 8:30 a.m. Pacific Time/11:30 a.m. Eastern Time. Upon visiting the meeting website, you will be prompted to enter your 16-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive materials by mail. Your unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website. Further instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.
How do I vote my shares?
If you were a registered stockholder on the record date, you may vote your shares of Class A common stock by visiting the Company's online voting website at www.proxyvote.com and following the voting instructions on the website. You may also vote your shares by telephone by calling 1-800-690-6903 and following the voting instructions read to you by the automated operator.
Upon visiting the meeting website or calling the call-in telephone line, you will be prompted to enter your 16-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive materials by mail. Your unique Control Number allows us to identify you as a stockholder and will enable you to securely cast votes.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Eastern Time on March 31, 2017. Internet and telephone voting will close promptly at 8:59 p.m. Pacific Time/11:59 p.m. Eastern Time, on Wednesday, May 10, 2017. After this, you will only be able to vote by attending the Annual Meeting via live audio webcast, as described above. After voting is closed during the Annual Meeting you will no longer have the ability to vote your shares.
If you are a registered stockholder as of the record date and hold your shares in more than one account, you will receive separate voting credentials for each such account. Please be sure to log on separately for each account in order to cast all votes that you are entitled to cast at the Annual Meeting.
If you received your proxy materials by mail or if you request paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope. Further instructions on how to vote by mail are included on the proxy card.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers.
How are votes counted?
A quorum is necessary for us to conduct the business of the Annual Meeting. This means that holders of at least a majority of the shares of Class A common stock entitled to vote must be present at the meeting. Your shares are counted as present at the Annual Meeting if they are voted. Shares that "ABSTAIN" and broker non-votes (shares held by a broker or nominee that has not received voting instructions from its client and does not have discretionary authority to vote) on any matter will be counted to determine the presence of a quorum, but will not be counted as votes for or against any matter.
Under our Bylaws, directors are elected by a plurality of the votes cast. Accordingly, the seven director nominees that receive the greatest number of votes at the Annual Meeting will be elected. In an uncontested election of directors, a director will be elected if he or she receives at least one vote.
Under our Bylaws, the approval of the NMI Amended and Restated 2014 Omnibus Incentive Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting.
Under our Bylaws, the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2017 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.

How may I access the stockholder list?
Under our Bylaws, stockholders are permitted to access a list showing the name, registered address and number of registered shares for each registered stockholder of the Company entitled to vote at the Annual Meeting. The list is open to the examination of any stockholder at our executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours for 10 days prior to the Annual Meeting. During the Annual Meeting, you may access the list by visiting www.virtualshareholdermeeting.com/NMIH2017 when you enter your 16-digit Control Number provided to you on your Availability Notice or on your proxy card if you receive materials by mail.
May I change my vote?
You may revoke your proxy and change your vote at any time before the proxy is exercised at the meeting. You may change your vote by submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting during the meeting. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked by providing a written notice of revocation to the Company's Corporate Secretary at our executive offices.
How does the Board recommend that I vote?
The Board recommends that you vote:
"FOR" each of the nominees for director (Item 1);
"FOR" the approval of the NMI Amended and Restated 2014 Omnibus Incentive Plan (Item 2); and
"FOR" the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2017 (Item 3).
Will any other items be acted upon at the Annual Meeting?
As of the date of this proxy statement, the Board does not know of any other business to be presented at the Annual Meeting. If other business is properly brought before the Annual Meeting, your proxy card will be voted in the discretion of the proxies with respect to such other business unless you earlier revoke your proxy.
We currently qualify as an emerging growth company under the Jumpstart Our Business Startups Act and, as such, we are exempt from the requirement to hold an advisory vote on executive compensation and the requirement to hold an advisory vote on the frequency of holding such advisory votes on executive compensation. We became a public company during the fourth quarter of 2013. Given our short history as a public company, the Board believes it is appropriate to take advantage of this exemption for 2017.
What is the deadline for submission of stockholder proposals and Director nominees for the next Annual Meeting?
Stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2018 proxy statement (other than nominations for candidates for election as directors) and to be acted upon at our 2018 annual meeting of stockholders must be received by us, attention: Corporate Secretary, at our executive offices on or prior to November 30, 2017. If, however, the 2018 annual meeting is more than 30 days before or after the anniversary date of the 2017 Annual Meeting, then the deadline for stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in our 2018 proxy statement and to be acted upon at our 2018 annual meeting will be a date that we determine to be a reasonable time before we begin to print and send our proxy materials. In this event, we will disclose this deadline in a public filing with the SEC.
Under our Bylaws, a stockholder who wishes to submit a proposal for consideration at the 2018 annual meeting not pursuant to SEC Rule 14a-8, including nominations of candidates for election as directors, must give timely written notice of the proposal to the Corporate Secretary at our executive offices in accordance with the procedures set forth in our Bylaws, which are available on our website at ir.nationalmi.com/governance.cfm. Such notice must be delivered to the Corporate Secretary no earlier than the close of business on January 11, 2018 and no later than the close of business on February 10, 2018. If, however, the date of the 2018 annual meeting is more than 30 days before or more than 60 days after the anniversary date of the 2017 Annual Meeting, notice must be delivered by the stockholder between the close of business on the 120th day before and the close of business on the 90th day before the date of the 2018 annual meeting or, if the first public announcement of the date of the 2018 annual meeting is less than 100 days before the date of such meeting, then the notice by the stockholder must be delivered by the 10th day after such public announcement. The notice must comply with the disclosure requirements set forth in our Bylaws.

Who bears the cost of this solicitation?
The Company bears the costs of preparing, assembling and delivering these proxy-soliciting materials and all costs of solicitation of proxies from our stockholders.
How may I obtain a copy of the company's Annual Report on Form 10-K?
Our Annual Report on Form 10-K for the year ended December 31, 2016 has been posted, and is available without charge, on our corporate website at ir.nationalmi.com/financials.cfm. In addition, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2016 (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our common stock. Requests can be made by writing to NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608.
Whom should I contact with additional questions?
If you have any questions about the proxy voting process, please contact the bank, broker or other nominee through which you hold your shares. Additionally, if you have any questions unrelated to voting your shares, please contact John Swenson at (510) 788-8417 or by email at john.swenson@nationalmi.com.

ITEM 1 - ELECTION OF DIRECTORS
Our Bylaws provide that the number of members of our Board will be determined from time to time by resolution of the Board. The Board currently consists of seven members.  Upon election, each of our directors serves a one-year term until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.
The Board, upon the recommendation of the Governance and Nominating Committee of the Board, has nominated Bradley M. Shuster, Michael Embler, James G. Jones, Michael Montgomery, Regina Muehlhauser, James H. Ozanne and Steven L. Scheid for re-election to the Board to serve for one year, until our 2018 Annual Meeting of Stockholders.
Information about Our Directors
The Governance and Nominating Committee is responsible for recommending to the Board a slate of nominees for election as directors at the Company's annual meeting of stockholders. Although the Board does not have a formal diversity policy, the Board believes that the members of the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our business. Accordingly, the Board and the Governance and Nominating Committee consider the qualifications of director candidates individually and in the broader context of the Board's overall composition and the Company's current and future needs. The Governance and Nominating Committee seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enable the Board to have access to a diverse body of talent and expertise relevant to the Company's activities.
The Board and the Governance and Nominating Committee consider a variety of factors when reviewing the qualifications of each director nominee, which are set forth in our Corporate Governance Guidelines, posted on our website at ir.nationalmi.com/governance.cfm. At present, the Governance and Nominating Committee does not use third parties to help identify nominees for the Board, although may do so in the future. The Company believes that each director nominee should generally:

•	possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility;

•	maintain a genuine interest in the Company and recognize that as a member of the Board he or she is accountable to the stockholders of the Company and not to any particular interest group;

•	have financial services or other relevant industry experience gained through senior management or board of director service;

•	have prior board experience, either as a director of a public company or as both an executive officer of a public company and a director of a privately held company;

•	not serve on more than three other boards of directors of public companies;

•	meet the independence requirements under NASDAQ listing requirements (other than any management directors);

•	have the ability and be willing to spend the time required to function effectively as a director;

•	be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director; and

•	possess independent opinions and be willing to express them in a constructive manner.
In addition, our Corporate Governance Guidelines provide that a majority of our directors must be independent.
The following provides biographical information about each of our director nominees. In reaching its determination to recommend each of the director nominees for election at this Annual Meeting, the Board and the Governance and Nominating Committee considered the qualifications of these nominees and determined that each nominee meets the above-listed criteria and is highly skilled and qualified to serve as a member of the Board and to work with management to guide and develop the Company as an industry leader in the private mortgage insurance industry.
Bradley M. Shuster, Chairman of the Board and Chief Executive Officer
Mr. Shuster, 62, serves as Chairman of our Board and our Chief Executive Officer (CEO), positions he has held since April 2012. From April 2012 until December 31, 2014, Mr. Shuster also served as our President. With Mr. Shuster's extensive experience developing and operating mortgage insurance companies and insurance industry background, we believe he is qualified to serve as Chairman of our Board and as our CEO. From 2008 to 2011, Mr. Shuster held various consulting positions assisting private investors with evaluating opportunities in the insurance industry. Mr. Shuster was an executive of The PMI Group, Inc. (PMI) from 2003 to 2008, where he served as president of International and Strategic Investments and chief executive officer of

PMI Capital Corporation. Prior to that, he served as PMI's executive vice president of Corporate Development and senior vice president, treasurer and chief investment officer. Mr. Shuster was responsible for PMI's international operations, coordinating both acquisitions and de novo operations in diverse markets including Australia, Canada, Europe and Hong Kong. Prior to leaving PMI, Mr. Shuster was instrumental in the sale of PMI's Australian operations to QBE Group, a global insurance company, for approximately $1 billion. Before joining PMI in 1995, Mr. Shuster was a partner at Deloitte LLP, where he served as partner-in-charge of Deloitte's Northern California Insurance Practice and Mortgage Banking Practice. He holds a B.S. from the University of California, Berkeley and an M.B.A. from the University of California, Los Angeles.
Steven L. Scheid, Lead Director
Mr. Scheid, 63, has served as a member of our Board since April 2012. A veteran financial industry executive with over 35 years of experience, Mr. Scheid has deep expertise in finance, retail strategies, risk management and investment services, and we believe he is qualified to serve on our Board. He served on the board of Blue Nile Company, an online retailer of diamonds and fine jewelry, from 2007 until 2015. Mr. Scheid formerly served on the boards of Janus Capital Group Inc., a global investment firm, from 2002 to 2012, and The PMI Group, Inc. from 2002 to 2009. Mr. Scheid was previously a partner at Strategic Execution Group, a consulting firm, from 2007 to 2012. He served as the chairman of Janus Capital Group Inc. until 2012 and also served as the chief executive officer from 2004 to 2006. Mr. Scheid was an operating partner at Thoma Bravo, LLC, a private equity firm from 2008 to 2011. From 1996 to 2002, Mr. Scheid served in multiple senior executive positions for Charles Schwab Corporation. He was vice chairman of the Charles Schwab Corporation and president of the Schwab Retail Group. Prior to these roles, Mr. Scheid served as Schwab's chief financial officer and was the chief executive officer of Charles Schwab Investment Management. He served as the Federal Reserve Bank of San Francisco's representative on the Federal Advisory Council in Washington, D.C. from September 2000 to February 2002. Mr. Scheid is a certified public accountant and holds a B.S. in accounting from Michigan State University.
Michael Embler, Director
Mr. Embler, 52, has served on our Board since July 2012. Mr. Embler has over 20 years of experience in investments and financial markets. Mr. Embler also serves on the boards of American Airlines Group (from 2013) and Mohonk Preserve (from 2014), a non-profit nature preserve. Previously, he was on the boards of CIT Group (2009-2016), Abovenet, Inc. (2003-2012), Dynegy Inc. (2011-2012), Kindred Healthcare (2001-2008) and Grand Union Company (1999-2000). Mr. Embler served as the chief investment officer of Franklin Mutual Advisers LLC, an asset management subsidiary of Franklin Resources, Inc., overseeing approximately $60 billion in assets and 25 investment professionals. He joined Franklin in 2001 and retired in 2009. Prior to serving as chief investment officer, he managed the firm's distressed investing strategy. Previously, from October 1992 until May 2001, he held various positions at Nomura Holdings America. In his role as managing director from 2000 until 2001, Mr. Embler managed a team which invested a proprietary fund focused on distressed and other event-driven corporate investments. Mr. Embler received a B.S. in economics from the State University of New York at Albany and earned an M.B.A. in finance from George Washington University. Based on Mr. Embler's extensive financial industry background, we believe he is qualified to serve on the Board.
James G. Jones, Director
Mr. Jones, 68, has served on our Board since July 2012. Mr. Jones also serves as an independent director on the boards of Advanced Payment Solutions (from 2004), Bora Payment Systems (from 2009), Community Lend (from 2008) and Qualpay (from 2015) and has previously served on the boards of Visa USA, E- Loan, Inc., BA Merchant Services, DebtMarket, Residential Capital, LLC and Bank of America, NA. Previously, he held senior executive positions for major banks and financial services companies. From May 1992 to September 2000, Mr. Jones served as the group executive vice president for consumer credit and subsequently as president of direct banking at Bank of America. He was a vice chairman at Providian Financial Services from September 2000 to June 2003. He was a senior executive vice president with Universal Savings Bank from November 2004 until March 2006. He subsequently served as chief executive officer of Aegis Mortgage from October 2006 to February 2007, after which he served as the chief executive officer at GMAC Residential Capital, a major participant in US residential finance, from February 2007 to August 2008. From January 2010 to January 2015, Mr. Jones served as the chairman and chief executive officer of AccountNow, Inc., a leading internet prepaid card issuer. Mr. Jones also directed consumer finance business lines at Citicorp (1974 to 1978), Crocker National Bank (1978 to 1983) (including mortgage servicing) and Wells Fargo (1983 to 1992) (including residential finance). Mr. Jones holds a B.A. in psychology from Washburn University, an M.A. in industrial psychology from the University of Nebraska at Omaha and an M.B.A. from the University of Kansas. With Mr. Jones' more than 35 years of executive experience in commercial banking, consumer lending, payment processing and related financial services, we believe he is qualified to serve on our Board.

Michael Montgomery, Director
Mr. Montgomery, 61, has served on our Board since July 2012. He has served on the boards of directors for numerous regulated entities, including FDIC-insured banks, mortgage origination companies, mortgage servicing companies, broker dealers and investment advisers. Mr. Montgomery was a member of the boards of directors of Barclays Bank Delaware from 2005 until 2012 and of Barclays Capital Inc. and Barclays Group US, Inc. from 2002 until 2012. In April 2013, Mr. Montgomery joined Glendon Capital Management as its chief compliance officer. From July 2010 until April 2013, Mr. Montgomery served as chief compliance officer of Barclays Asset Management Group LLC. Previously, Mr. Montgomery served as chief executive officer of Barclays Group US, Inc. the top-tier U.S. holding company for Barclays from 2003 until 2010, and he has significant experience as an audit committee member. From July 2006 to July 2010, he served as chief administrative officer of Mortgage Origination and Servicing at Barclays Capital, a position in which he managed mortgage origination and servicing activities and coordinated the underwriting, production, warehousing and servicing functions with its New York-based asset securitization business. From 1998 until 2000, Mr. Montgomery served as chief financial officer for Deutsche Bank Securities Inc. He served in various positions at Goldman Sachs & Co. from 1987 to 1998, including as vice-president of UK Regulatory Reporting, vice-president of Subsidiary Accounting, vice-president and director of Regulatory Reporting and chief financial officer of Goldman Sachs Canada. Mr. Montgomery has also previously held operating roles as chief financial officer and chief administrative officer and has served on several industry-wide committees for the Securities Industry Association, the Bond Market Association and the Public Securities Association. Mr. Montgomery earned a B.A. in economics and French literature from the University of Virginia and a J.D. from Georgetown University Law Center. Mr. Montgomery has over 30 years of experience working at global commercial and investment banks, and we believe he is qualified to serve on our Board.
Regina Muehlhauser, Director
Ms. Muehlhauser, 68, joined the Board in March 2017. Ms. Muehlhauser is a seasoned finance executive, with over 30 years of experience in wholesale real estate lending, administration and treasury management services, and we believe she is qualified to serve on our Board. Ms. Muehlhauser retired as President of Bank of America, San Francisco, a subsidiary of Bank of America Corporation (BAC), in 2004. BAC is one of the world’s largest financial institutions, serving individual consumers, businesses, institutional investors and governments with a full range of banking, investing, asset management and other financial and risk management products and services. Ms. Muehlhauser was a member of BAC's Global Management Operating Committee and was Global Treasury Management Executive, responsible for the sales and delivery of treasury management services to large corporations in 35 countries and approximately two million commercial and small business companies in the United States. From 1997 until 2004, Ms. Muehlhauser reported to the Chairman & CEO as Executive Vice President, overseeing BAC's Client Focus Initiative, having joined Bank of America in 1991 as Senior Vice President. In 1993, Ms. Muehlhauser was promoted to Executive Vice President, and during 1994, served as Chair of the Diversity Advisory Counsel. Ms. Muehlhauser began her career at Wells Fargo Bank where she held a variety of client management and organizational leadership responsibilities within the real estate industries group, rising to senior-vice president. In June 2003, Treasury & Risk Management Magazine named her among the "100 Most Influential People in Finance" in the United States. In 2002, 2003 and 2004, Ms. Muehlhauser was named as one of the most influential women in the San Francisco Bay Area by the San Francisco Business Times. In 2002, she received the Woman of Honor award by the Chinese Historical Society of America for her impact on society as a business leader and was named 2006 Board Leader Volunteer of the Year for the San Francisco and San Mateo, California counties. Ms. Muehlhauser earned a bachelor's degree in political science from American University.
James H. Ozanne, Director
Mr. Ozanne, 73, has served on our Board since April 2012. With over 40 years of experience in the financial services industry, including senior level executive positions at several leasing, rental and consumer finance businesses, we believe Mr. Ozanne is qualified to serve on our Board. Mr. Ozanne has served since 2015 as an operating partner at Harkness Capital Partners, an investment venture with a focus on supporting the growth of high-quality, lower middle market companies. He has been a director of Ensync Energy, a provider of electrical energy, control and storage systems, since 2011. From 2012 until 2015, Mr. Ozanne served as a director of United Rentals, Inc. From 2007 to 2012, he served as a director (lead director 2010 to 2012) of RSC Holdings, Inc., a nationwide equipment rental company. From 1989 to 2009 he served as a director of Financial Security Assurance Holdings Ltd., a provider of guaranty insurance on municipal bonds and other public finance projects. Mr. Ozanne was also a director at Distributed Energy Systems Corp., a company that created and delivered wind and hydrogen power solutions from 2002 to 2009. From 1983 to 1989, Mr. Ozanne served as executive vice president of GE Capital Corporation and was responsible for the consumer finance and operating lease/asset management business units. He served as chief executive officer and chief financial officer of North American Car Corporation, the railcar leasing subsidiary of Flying Tiger Lines, from 1975 to 1983. Mr. Ozanne holds a B.S. from DePaul University.

Stockholder Vote Required
Directors are elected by a plurality of the votes cast. Accordingly, the seven director nominees that receive the greatest number of votes at the Annual Meeting will be elected. In an uncontested election of directors, a director will be elected if he or she receives at least one vote.
Board Recommendation
The Board unanimously recommends that you vote for each of the director nominees.

CORPORATE GOVERNANCE AND BOARD MATTERS
The Board oversees the management of the Company and our business. The Board selects our Chief Executive Officer and in conjunction with our Chief Executive Officer selects the rest of our senior management team, which is responsible for operating our business.
The Board held 10 meetings during 2016. Each director serving in 2016 attended at least 75% of the meetings of the Board and committees of the Board on which he served during 2016. Our policy is that all of our directors are expected to attend our annual stockholder meeting. Each of our then-serving directors attended the Company's 2016 Annual Stockholder Meeting. Ms. Muehlhauser joined the Board in 2017.
Board Leadership
Mr. Shuster serves as Chairman of the Board and CEO. The Board believes that we and our stockholders are best served at this time by this leadership structure, in which a single leader serves as Chairman and CEO. Combining the roles of Chairman and CEO makes clear that the person serving in these roles has primary responsibility for managing our business, under the oversight and review of the Board. Under this structure, the Chairman and CEO chairs Board meetings, where the Board discusses strategic and business issues. The Board believes that this approach makes sense because the CEO is the individual with primary responsibility for developing our strategy, directing the work of other officers and leading implementation of our strategic plans as reviewed by the Board. This structure results in a single leader being directly accountable to the Board and, through the Board, to stockholders, and enables the CEO to act as the key link between the Board and other members of management. In addition, the Board believes that having a combined Chairman and CEO is appropriate for us at this time because of Mr. Shuster's familiarity with our business and history of outstanding leadership at the Company as well as with other organizations prior to the Company's formation.
Because the Board also believes that strong, independent board leadership is a critical aspect of effective corporate governance, the Board has established the position of Lead Director. The Lead Director is an independent director selected by the independent directors. Mr. Scheid has served as the Lead Director since the position was established in May 2012. The Lead Director's responsibilities include:

•
acting as the primary contact between the Company and the independent directors, undertaking to meet or confer periodically with members of the Company's executive team regarding matters related to the business of the Company;

•	assisting the Chairman of the Board, as necessary with conducting Board meetings;

•	assisting with preparation of agenda items for meetings of the Board and its committees; and

•	such other duties as the Board may from time to time assign to the Lead Director.
The Board believes that a single leader serving as Chairman and CEO, together with an experienced and engaged Lead Director, is the most appropriate leadership structure for the Board and the Company at this time.
Communicating with the Board
Stockholders may communicate with the members of the Board, the Lead Director or the non-management members of the Board as a group, by sending a written communication to NMI Holdings, Inc., Attention: Corporate Secretary, 2100 Powell Street, 12th Floor, Emeryville, CA 94608.
Board Committees
The Board has four committees: Audit; Compensation; Governance and Nominating; and Risk. Information regarding these committees, in each case describing the committee's purposes, responsibilities and authority, is provided below. Written copies of the charters of each of these committees are available on our website at ir.nationalmi.com/governance.cfm, and we will send copies to any stockholder who submits a written request to our Corporate Secretary.
Audit Committee
The members of the Audit Committee are Messrs. Embler and Montgomery and Ms. Muehlhauser, each of whom qualifies as an "independent" director as defined under the applicable rules and regulations of NASDAQ and the SEC. Mr. Embler is the chairperson of the Audit Committee, and each member of the Audit Committee serves as an "audit committee financial expert" as that term is defined in SEC rules. The Audit Committee met seven times in 2016.

The Audit Committee is responsible for, among other things, monitoring:

•	the integrity of the financial statements of the Company;

•	the independent auditor's qualifications and independence;

•	the performance of the Company's internal audit function and independent auditors;

•	the Company's system of disclosure controls and system of internal controls over financial reporting; and

•	the Company's compliance with legal and regulatory requirements.
Audit Committee Report
Before we filed our Annual Report on Form 10-K for the year ended December 31, 2016 with the SEC, the Audit Committee reviewed and discussed with management our audited Consolidated Financial Statements for the year ended December 31, 2016, and the notes thereto and other financial information included in the report, including the section of the report entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" (collectively, the 2016 10-K). The Audit Committee also discussed with BDO, our independent registered public accounting firm for 2016, the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301 including, among other things, matters related to the conduct of the audit of our financial statements. The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO's communications with the Audit Committee concerning independence and has discussed with BDO their independence from the Company.
Based on its reviews and discussions described above, the Audit Committee, as it was comprised at the time, recommended to our Board that our audited financial statements be included in our 2016 10-K, which we filed with the SEC. At the time the Audit Committee made such recommendation, James G. Jones was serving on the Audit Committee and Regina Muehlhauser had not yet been appointed to the Audit Committee.
Members of the Audit Committee
Michael Embler (Chairperson)
James G. Jones
Michael Montgomery
Compensation Committee
The members of the Compensation Committee are Messrs. Ozanne, Embler and Scheid, each of whom qualifies as an "independent" director as defined under the applicable rules and regulations of the NASDAQ and the SEC. Each member of the Compensation Committee is an outside director under Section 162(m) of the Internal Revenue Code. Mr. Ozanne is the chairperson of the Compensation Committee. The Compensation Committee met seven times in 2016.
The Compensation Committee is responsible for, among other things:

•
overseeing our executive compensation program, including approving corporate goals relating to compensation for our CEO and other senior executives and determining the annual compensation of our CEO and other senior executives;

•	reviewing and approving the compensation policy recommended by management with respect to other employees;

•	determining, subject to ratification by our independent directors, the compensation of our independent directors;

•
evaluating the relationship between our risk management practices and our compensation policies and practices applicable to all employees, including our CEO, to consider whether they encourage risk-taking that would be reasonably likely to have a material adverse effect on the Company;

•	reviewing and approving incentive and equity-based compensation plans and grants; and

•
preparing the Compensation Committee Report and reviewing any Compensation Discussion and Analysis included in our proxy statements, to the extent such disclosure is required by SEC rules. These rules are not yet applicable to us because we currently qualify as an emerging growth company under the Jumpstart Our Business Startups Act.

The Compensation Committee has authority to secure the services of independent, external advisers to be used by the Compensation Committee in the exercise of its responsibilities, including review of executive compensation, Board compensation and to perform any other analysis that the Compensation Committee deems appropriate. The Compensation Committee engaged Semler Brossy Consulting Group, LLC (Semler Brossy), an independent compensation consultant, to assist it in evaluating executive and director compensation programs and levels. Semler Brossy does not provide any other services directly to the Company. The Compensation Committee has assessed Semler Brossy's independence, taking into consideration the factors listed in NASDAQ Listing Rule 5605(d)(3)(D), and has determined that its work with the Company does not raise any conflict of interests.
During 2016, Semler Brossy assisted the Compensation Committee with compensation for non-employee members of our Board and senior executive officers, including our CEO, long-term and annual incentive award design, an assessment of the risks associated with the Company's overall compensation policies and practices and understanding trends in executive and board compensation. Semler Brossy also provided the Compensation Committee with data on compensation levels and programs, including at peer companies, to ensure that our executive officers' total compensation opportunities were market competitive. Further, Semler Brossy provided the Compensation Committee with data and analysis to assist with preparation of the NMI Amended and Restated 2014 Omnibus Incentive Plan, including determining the number of shares to be available under the amended plan.
Governance and Nominating Committee
The members of the Governance and Nominating Committee are Messrs. Scheid, Jones and Ozanne, each of whom qualifies as an "independent" director under the applicable rules and regulations of the NASDAQ and the SEC. Mr. Scheid is the chairperson of our Governance and Nominating Committee. The Governance and Nominating Committee met four times in 2016.
The Governance and Nominating Committee is responsible for, among other things:

•	identifying individuals qualified to become Board members and recommending to the Board nominees for election for the next annual meeting of stockholders;

•	reviewing the qualifications and independence of the members of the Board and its committees on a regular periodic basis;

•
recommending to the Board corporate governance guidelines and reviewing such guidelines, as well as the Governance and Nominating Committee charter, to confirm that they remain consistent with sound corporate governance practices and with any legal requirements;

•	leading the Board in its annual review of the Board's and its committees' performance; and

•	recommending committee assignments for members of the Board.
The Governance and Nominating Committee evaluates director candidates for the Company's nominees for the Board under the criteria described above under "Item 1 - Election of Directors - Information about Our Directors." The Governance and Nominating Committee will consider recommendations from stockholders regarding director candidates that are received in writing and accompanied by sufficient information to enable the Governance and Nominating Committee to assess the candidate's qualifications, along with confirmation of the candidate's consent to serve as a director if elected. Such recommendations should be sent to our Corporate Secretary. Any recommendation received from a stockholder after January 1 of any year is not assured of being considered for nomination in that year. The Governance and Nominating Committee will evaluate any director candidates recommended by stockholders using the same process and criteria that apply to candidates recommended by other sources.
Risk Committee
The members of the Risk Committee are Messrs. Jones and Montgomery and Ms. Muehlhauser, each of whom qualifies as an "independent" director as defined under the applicable rules and regulations of the NASDAQ and the SEC. Mr. Jones is the chairperson of our Risk Committee. The Risk Committee met four times in 2016.
The Risk Committee is responsible for oversight of the Company's management of key risks and exposures that could materially impact the Company and management's operation of the Company's mortgage insurance business and the management of the Company's investment portfolio, including, among other things:

•	monitoring the performance of the Company's insured books of business and the principal factors affecting performance;

•	discussing, reviewing and monitoring the Company's mortgage insurance products, including premium rates, underwriting guidelines and returns;

•	reviewing and approving the Company's investment policy and reviewing the performance of the investment portfolio;

•
reviewing the mortgage insurance operating environment, including the state of local and regional housing markets, competitive forces affecting the Company and the Company's relationships with residential mortgage lenders and investors;

•	assisting the Board in its oversight of the Company's enterprise risk management approach, including the significant risk management policies, procedures and processes; and

•	reviewing and approving the Company's directors and officers liability coverage for adequacy and scope.
Board Oversight of Risk
Our senior management is charged with identifying and managing the risks facing our business and operations. The Board is responsible for oversight of how our senior management addresses these risks to the extent they are material. In this regard, the Board seeks to understand the material risks we face and to allocate, among the Board and its committees, responsibilities for overseeing how management addresses the risks, including the risk management systems and processes that management uses for this purpose. Overseeing risk is an ongoing process. Accordingly, the Board, assisted by the Risk Committee, considers risk throughout the year and also with respect to specific proposed actions.
The Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the Board. The Board committees play significant roles in carrying out the risk oversight function.

•
The Audit Committee oversees and reviews risks associated with financial accounting and reporting, including our system of internal controls, as well as fraud risk, information technology and cybersecurity risk, and major legislative and regulatory developments which could result in material financial risk exposures. In performing this function, the Audit Committee considers information from our independent registered public accounting firm and internal auditors and discusses relevant issues with management and the independent registered public accounting firm. The Audit Committee also reviews any proposed related person transactions to ensure that we do not engage in transactions that would create a conflict of interest that could result in harm to us.

•	The Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs.

•
The Governance and Nominating Committee oversees our implementation of sound corporate governance principles and practices. In performing this function, the Governance and Nominating Committee periodically reviews and recommends changes to the Company's Corporate Governance Guidelines and recommends any additional actions related to governance matters that it may deem necessary or advisable from time to time.

•
The Risk Committee assists the Board in its oversight and review of information regarding our enterprise risk management approach and oversees risks related to our mortgage insurance business and investment portfolio.

We believe that our leadership structure, discussed in "- Board Leadership" above, supports the risk oversight function of the Board. We have a combined Chairman of the Board and CEO that keeps the Board informed about the risks facing us. In addition, independent directors chair and make up the entire membership of the committees involved in risk oversight, and we have established a system of open communication between senior management and directors.
Corporate Governance Guidelines, Stock Ownership Guidelines and Business Conduct and Ethics Policy
The Board has adopted Corporate Governance Guidelines, which set forth a framework for our governance. The Corporate Governance Guidelines cover the Board's membership criteria, director independence, director compensation, board meeting process, committee structure and succession planning. Among other things, the Board meets in executive sessions at which only independent directors are present at least twice annually, and the Lead Director presides over these sessions (unless the Lead Director delegates such responsibility to another independent director). See "- Board Leadership" above, for information regarding the Lead Director's responsibilities and authority.
The Corporate Governance Guidelines also provide that a director shall not stand for re-election to the Board at the Company's annual meeting of stockholders following the attainment by the director of age 76. The Corporate Governance Guidelines also provide that a director who, during their tenure as a director (i) joins the board of directors of another company or (ii) experiences a change in their business or commercial activity, shall notify the Governance and Nominating Committee, which shall review the circumstances to determine the appropriateness of continued service by such director and make a recommendation to the Board, after which the remaining members of the Board shall determine the appropriateness of continued service by such director.

Stock Ownership Guidelines
The Corporate Governance Guidelines further state that directors shall comply with the Company's stock ownership guidelines, as adopted by the Board and amended from time to time. The Board has adopted a written Stock Ownership Policy applicable to the Company's executive officers and directors, other than Mr. Montgomery who serves on the Board in fulfillment of his employment obligations to a non-affiliate of the Company and is required to transfer all or a portion of equity awards granted by the Company to his employer. Under the current guidelines, the total value of all shares of common stock held by each non-employee director to which the policy is applicable must equal or exceed five times such non-employee director's annual cash retainer (the stock ownership threshold), and each such director is required to hold 50% of shares delivered by the Company upon vesting or exercise of equity awards granted under the Company’s equity plans, until the applicable stock ownership threshold has been met.
Business Conduct and Ethics Policy
Our Board has adopted a code of business conduct and ethics (the Business Conduct & Ethics Policy) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. If we amend or grant any waiver from a provision of our Business Conduct & Ethics Policy that applies to our executive officers, we will publicly disclose such amendment or waiver on our website as required by applicable law. In addition, written copies of the Corporate Governance Guidelines and the Business Conduct & Ethics Policy are available on our website at ir.nationalmi.com/governance.cfm, and we will send them to any stockholder who submits a written request to our Corporate Secretary.
Director Independence
Our Corporate Governance Guidelines regarding director independence are consistent with the applicable rules and regulations of the NASDAQ and the SEC. A director is independent under our Corporate Governance Guidelines if the Board has made an affirmative determination that the director has no material relationship with the Company that would impair his or her independent judgment (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, or if an immediate family member has such a relationship). In the process of making such determinations, the Board will consider the nature, extent and materiality of the director's relationships with the Company and the Board will apply NASDAQ and SEC independence requirements. In accordance with our Corporate Governance Guidelines, our Board has determined that all of the current members of the Board, except Mr. Shuster, our CEO, are "independent" under the applicable rules and regulations of the NASDAQ and the SEC.
Related Person Transactions
In addition to the director and executive officer compensation arrangements discussed below under "Compensation of Named Executive Officers and Directors," the following is a summary of the material provisions of various transactions with our executive officers, director nominees, five percent or greater stockholders and any of their immediate family members or entities affiliated with them since January 1, 2016. We believe the terms and conditions set forth in such agreements are reasonable and customary for similar transactions.
Registration Rights Agreement
Concurrently with the consummation of the private placement of our Class A common stock in April 2012 (the Private Placement), we entered into a registration rights agreement for the benefit of our stockholders, which includes certain of our officers and directors, as well as our five percent or greater stockholders, with respect to our common stock sold in the Private Placement (the Registration Rights Agreement). Under the terms of the Registration Rights Agreement, we agreed, at our expense, to file with the SEC a shelf registration statement registering the resale of shares of our common stock sold in the Private Placement (the "shelf registration statement"). The shelf registration statement was initially filed with the SEC on June 21, 2013 and declared effective by the SEC on December 6, 2013. On August 21, 2015, the Company filed and the SEC declared effective a post-effective amendment to the shelf registration statement to deregister all of the shares of common stock that had not been sold pursuant to the shelf registration statement as of that date, because the Company’s contractual obligation to maintain the effectiveness of the shelf registration statement had expired. We continue to have certain indemnification obligations under the Registration Rights Agreement. In fulfilling its obligations under the Registration Rights Agreement, to date the Company has incurred legal and filing fees of approximately $1.65 million.
Statement of Policy Regarding Transactions with Related Persons
We have adopted a written Related Party Transaction Policy. Pursuant to this policy, our directors and director nominees, executive officers and holders of more than five percent of our common stock, including their immediate family members, (each, a related party) will not be permitted to enter into a transaction with us where the amount involved exceeds or is reasonably expected to exceed $120,000 without the review and consent of our Audit Committee, or in certain circumstances, the Chair of the Audit Committee (Chair). Any request for us to enter into such a transaction, where any such related party has a direct or indirect material interest, subject to certain exceptions, will be required to be presented by management to our Audit Committee or Chair, which will review and approve or disapprove such proposed transaction. In determining whether to approve a related party transaction, the Audit Committee or Chair, as applicable, shall consider:

•	whether the transaction is on terms that are fair and reasonable to the Company and substantially the same as would apply if the other party was not a related party;

•	the size of the transaction and the amount payable to the related party;

•	the nature of the interest of the related party in the transaction;

•	whether the transaction is in the business interests of the Company and in the interests of the Company's stockholders;

•	whether the transaction may involve a conflict of interest or otherwise interfere with the objectivity and independence of the related party; and

•	any other facts and circumstances that the members of the Committee or Chair, as applicable, deem relevant.

EXECUTIVE OFFICERS
The following information is provided with respect to each of our executive officers (including Adam Pollitzer who, as discussed below, has been chosen by the Company to be an executive officer, effective May 2, 2017). Our executive officers are appointed by the Board to serve in their respective capacities until their successors are duly elected and qualified or until their earlier death, resignation or removal.
Bradley M. Shuster, Chairman of the Board and Chief Executive Officer
Information about Mr. Shuster is provided above in "Item 1 - Election of Directors - Information about Our Directors."
Glenn M. Farrell, Executive Vice President and Chief Financial Officer
Mr. Farrell, 64, has served as our Executive Vice President and Chief Financial Officer since January 1, 2015. On May 2, 2017, Mr. Farrell will transition to his new role as Chief Accounting Officer until he retires from the Company on July 31, 2017. Prior to NMI, Mr. Farrell served as chief financial officer for TerraLogix Group, LLC, a private waste-to-energy company, from 2013 to 2014. From 1989 to 2012, he was an engagement partner in the audit practice of KPMG LLP (KPMG). Prior to 2009, he held various positions with KPMG, including partner-in-charge for its Northern California business unit, member of the leadership team for Western Area assurance, leader of the Northern Pacific Area for food and packaged goods and Northern California geographic leader for the manufacturing practice. In his roles at KPMG, Mr. Farrell was responsible for overseeing SEC reporting, business process analysis, Sarbanes-Oxley compliance and mergers and acquisitions. Mr. Farrell is a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants and is licensed in the State of California. He holds a B.A. in mathematics from Amherst College and an M.B.A. in finance and accounting from The Anderson School of Management - University of California, Los Angeles. Mr. Farrell is a member of the board of directors of the YMCA of San Francisco and is a director emeritus of Goodwill Industries of San Francisco.
William  J. Leatherberry, Executive Vice President, Chief Legal Officer, General Counsel and Secretary
Mr. Leatherberry, 46, has served as our Executive Vice President, Chief Legal Officer, General Counsel and Secretary since 2014, overseeing and managing legal, compliance and government relations for NMI. Prior to NMI, he served in various executive positions at Century Aluminum Company, a global producer of aluminum, from January 2005 to June 2013, including as adviser to the chief executive officer from February 2013 to June 2013, executive vice president, chief legal officer, general counsel and secretary from January 2010 to February 2013, and senior vice president, general counsel and assistant secretary from April 2009 to December 2009, overseeing the areas of legal, compliance and human resources. Prior to joining Century Aluminum Company, Mr. Leatherberry practiced law at the Jones Day law firm in Dallas, Texas. Mr. Leatherberry holds a B.A. in business management and an M.B.A. from the University of Texas and a J.D. from Southern Methodist University.
Patrick Mathis, Executive Vice President and Chief Risk Officer
Mr. Mathis, 56, has served as our Executive Vice President and Chief Risk Officer since 2012, overseeing and managing risk, internal audit and information technology for NMI. He has over 25 years of experience in the insurance, mortgage and financial industries, including executive level positions in the areas of risk and credit management. Prior to NMI, Mr. Mathis served as senior vice president, head of credit risk management for PMI Mortgage Insurance Co., (PMIC), a private mortgage insurer, from January 2009 to May 2012. In that capacity, he managed loss reserving, credit policy formulation and quality control for PMIC underwriters as well as for loans underwritten by customers on a delegated basis. Previously, from January 2005 to December 2008, Mr. Mathis served as senior vice president, chief risk officer at PMI Capital Corporation. In that role, he held oversight responsibility for international mortgage insurance subsidiaries in Australia, Europe, Hong Kong and Canada. Earlier in his career, Mr. Mathis held executive roles in credit and insured portfolio management at XL Capital Assurance and MBIA, Inc. Mr. Mathis holds a B.A. from the University of North Carolina-Chapel Hill and an M.B.A. from the University of Texas-Austin.
Claudia J. Merkle, Executive Vice President and Chief Operating Officer
Ms. Merkle, 58, has served as our Chief Operating Officer since September 2016, managing underwriting, operations, servicing, sales, marketing and business development. From 2013-2016, Ms. Merkle served as our Executive Vice President and Chief of Insurance Operations, overseeing all aspects of the Company's insurance operations. Ms. Merkle joined NMI in May 2012 as its Senior Vice President of Underwriting Fulfillment and Risk Operations. A seasoned mortgage industry executive, Ms. Merkle draws on over 25 years of experience in mortgage banking, mortgage insurance, business development and operations. Prior to NMI, Ms. Merkle served as vice president of national and regional accounts, risk and operations at PMIC, from 1996 to 2012. She has held previous executive leadership positions within the mortgage banking and mortgage insurance industries, including both national and regional business development, operations and risk management. Earlier in her career, Ms. Merkle served as vice president, regional manager at Meridian Mortgage, from 1990 to 1996, managing retail mortgage originations. She also held roles at Wachovia Bank in training, retail mortgage origination, underwriting, operations and Community Reinvestment Act lending. Ms. Merkle holds a B.S. in management from the Wharton School of Business, University of Pennsylvania.
Adam Pollitzer, Chief Financial Officer, effective May 2, 2017
Adam Pollitzer, 37, will begin to serve as our Chief Financial Officer on May 2, 2017. From 2015 to 2017, Mr. Pollitzer served as a Managing Director in the Corporate and Investment Banking division of J.P. Morgan Securities LLC, a financial institution providing investment, banking and lending services. Mr. Pollitzer joined J.P. Morgan in 2001 as an Analyst and held a series of increasingly senior positions with the firm, including serving as Vice President from 2008 to 2011 and Executive Director from 2012 to 2015. During his tenure with J.P. Morgan, Mr. Pollitzer focused on providing advisory and capital raising services to North American insurance companies.  Mr. Pollitzer earned a B.B.A. from the Stephen M. Ross School of Business - University of Michigan.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS
Overview
Our executive officer compensation programs are administered by the Compensation Committee of our Board (referred to as the Committee in this section). The primary purposes of the Committee are, among other things:

•	To assist our Board in fulfilling its responsibilities related to the compensation of the CEO and our other named executive officers (collectively, our NEOs),

•	To oversee the administration of our Company's compensation plans, in particular our incentive compensation and equity-based plans, and

•	To review and make recommendations to our Board concerning director compensation.
Principal Components of Compensation
Base Salary
Base salaries provide our NEOs with fixed cash compensation for service during the year, with consideration given to the scope of each NEO's responsibilities, experience and other qualifications essential to the NEO's role. The following table shows our NEOs' annual base salaries as of December 31, 2016.

NEO	2016 Annual Base Salary
Bradley M. Shuster	$750,000
Claudia J. Merkle	$450,000
Glenn M. Farrell	$375,000
In 2017, the Committee increased annual base salaries for each of our NEOs to recognize continued strong company performance and increases in executives' roles and responsibilities. See "Employment Arrangements with our NEOs, " below.
Annual Bonus Plan
In order to appropriately motivate and reward our employees, including our NEOs, and to further align pay and Company performance, we have established an annual bonus program that provides for discretionary cash bonuses that are awarded based upon the achievement of annual Company and individual performance goals. The following table sets forth the target awards established by the Committee for fiscal year 2016.

NEO	Target Award % of Salary	Target Award in dollars
Bradley M. Shuster	100%	$750,000
Claudia J. Merkle	100%	$450,000
Glenn M. Farrell	100%	$375,000
In 2016, the Company performance goals included operational goals related to continued development of new insurance written, adjusted net operating income and management of costs. Each goal is meant to support and align with the Company's short- and long-term strategic objectives and to ensure an appropriate level of competitiveness within the marketplace, without encouraging unnecessary or excessive risk-taking. These goals were developed by the executive management team and approved by the Committee at the beginning of 2016.

Metric	Weighting
New Insurance Written	45%
Adjusted Net Operating Income	45%
Adjusted Expense Ratio	10%
Individual performance factors for each NEO other than our CEO, weighted at a reference guideline of 20%, were proposed to the Committee by our CEO and approved by the Committee. Our CEO's bonus payment is determined solely by the Committee, after consideration of the Company's performance and in consultation with Semler Brossy. The Committee has broad discretion and the flexibility to consider any or all of the performance goals and the weightings thereof, as well as the relative weightings of individual vs. corporate factors, as it determines appropriate throughout the year in reaching its final conclusion with respect to individual achievement and awards for all NEOs under the annual bonus plan.
After evaluating the Company's and each NEO's individual performance, the Committee used its discretion to approve payment of bonuses to our NEOs, with awards ranging from 169% to 186% of target for the NEOs.
Long-term Incentive Program
Our NEOs may be awarded equity at the discretion of the Committee under the Company's equity plans. Equity awards are intended to further align the interests of our NEOs with the interests of our stockholders and emphasize long-term performance.
At the beginning of fiscal year 2016, the Committee awarded the following three-year, time-based restricted stock units to our NEOs:

NEO	Grant Date Fair Value of Stock Awards	Number of Restricted Stock Units
Bradley M. Shuster	$1,019,956	213,380
Claudia J. Merkle	$449,989	94,140
Glenn M. Farrell	$374,991	78,450
Summary Compensation Table for 2016
The following summary compensation table sets forth information regarding the compensation paid, awarded to or earned by our CEO and our two other most highly compensated executive officers, who were serving as executive officers on December 31, 2016, for services rendered in all capacities during the fiscal years presented. We collectively refer to these three officers in this proxy statement as our named executive officers or NEOs.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Bradley M. Shuster, Chief Executive Officer	2016	$668,750	$1,398,153	$1,019,956	$—	$—	$—	$61,163	$3,148,022
	2015	$600,000	$1,110,000	$493,700	$807,669	$—	$—	$56,672	$3,068,041
	2014	$600,000	$600,000	$251,328	$753,949	$—	$—	$55,429	$2,260,706
Claudia J. Merkle, Chief Operating Officer	2016	$407,917	$702,193	$449,989	$—	$—	$—	$41,200	$1,601,299
	2015	$358,333	$503,600	$76,500	$263,916	$—	$—	$40,600	$1,242,949
	2014	$350,000	$267,750	$117,040	$377,720	$—	$—	$41,300	$1,153,810
Glenn M. Farrell, Chief Financial Officer	2016	$375,000	$634,261	$374,991	$—	$—	$—	$42,225	$1,426,477
	2015	$375,000	$472,500	$93,500	$263,304	$—	$—	$42,325	$1,246,629

(1)
The bonus amounts for each fiscal year presented include each NEO's annual incentive bonus that was earned in such year but awarded at the discretion of the Committee and paid in the subsequent fiscal year. For example, the 2016 bonus amount includes each NEO's 2016 annual incentive bonus that was earned in 2016 but awarded and paid in 2017. See "Overview -Principal Components of Compensation-Annual Bonus Plan," above for a discussion of our NEO's fiscal year 2016 bonuses.

(2)
Represents the grant date fair value of the restricted stock units (RSUs) granted to our NEOs in the respective fiscal year, calculated in accordance with FASB ASC Topic 718, Compensation-Stock Compensation (ASC Topic 718). See Note 10, "Share-Based Compensation" of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2016 for an explanation of the assumptions made in valuing these awards.

(3)
Represents the grant date fair value of stock options granted to our NEOs in the respective fiscal year, calculated in accordance with ASC Topic 718. See Note 10, "Share-Based Compensation" of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2016 for an explanation of the assumptions made in valuing these awards.

(4)
The Company includes in the annual compensation of each NEO a standardized, fixed cash amount to be used at the discretion of the executive officer, in lieu of individualized perquisite programs. In 2016 and 2015 as applicable, the additional compensation under this program was $38,400 for Mr. Shuster and $30,000 for each of Ms. Merkle and Mr. Farrell. The amounts in this column also include Company matching contributions under the Company's 401(k) plan, as discussed below in "- Other Compensation Programs and Practices - Retirement Plan." The amounts in this column for Mr. Farrell also include Company contributions to his health savings account, a tax-advantaged medical savings account, which is an annual benefit available under the medical benefit plans we offer to all of the Company's eligible employees, including our NEOs.
Employment Arrangements with our NEOs
The following is a summary of the material terms of our employment arrangements with each of our NEOs, including our employment agreement with Mr. Shuster. Each of our NEOs has received equity awards under our existing equity plans and remains eligible to receive future equity grants under our 2014 Omnibus Incentive Plan (2014 Plan) and 2012 Stock Incentive Plan (2012 Plan). Our named executive officers' 2016 equity awards are described and quantified below under "- Grants of Plan-Based Awards for 2016." See "- Outstanding Equity Awards at 2016 Fiscal Year-End," below, for a summary of our NEOs' outstanding equity awards as of December 31, 2016. Further, each NEO is eligible to participate in the Company's benefit plans, including the Company's retirement plan, the NMI Holdings, Inc. Severance Benefit Plan (Severance Plan) (other than, with respect to the Severance Plan, Mr. Shuster, whose employment agreement controls), the NMI Holdings, Inc. Change in Control Severance Benefit Plan (CIC Severance Plan) and the executive cash allowance program, as discussed below in "- Other Compensation Programs and Practices."
Employment Agreement with Bradley M. Shuster
Mr. Shuster serves as the Company's CEO pursuant to his December 2015 amended and restated employment agreement. The term of Mr. Shuster's employment agreement ends on December 31, 2018, unless terminated earlier pursuant to its terms. Mr. Shuster's employment agreement contains the following key elements:

•
Mr. Shuster's annual base salary and target bonus opportunity are determined annually by the Committee. On July 1, 2016, Mr. Shuster's annual base salary increased from $600,000 to $750,000, as required by the terms of his employment agreement due to the Company reporting positive net income for the second quarter of 2016. Mr. Shuster's target bonus opportunity increased by $150,000 simultaneously with his increase in base salary. Consequently, Mr. Shuster's 2016 target bonus opportunity increased from $600,000 to $750,000. In 2017, Mr. Shuster's annual base salary was increased to $787,500, and his target bonus opportunity is 100% of his annual base salary, payment of which is discretionary and conditioned on the attainment of certain corporate performance conditions as determined by the Committee in its discretion.

•
Mr. Shuster will receive employee benefits on a basis no less favorable than those provided to our other senior executives, including participation in the Company's 401(k) plan and executive cash allowance program, as discussed below in "- Other Compensation Programs and Practices."

•
Mr. Shuster is also eligible under his employment agreement to receive certain severance benefits, including enhanced severance benefits if there is a qualifying termination of employment within two years following a "change in control." The multiplier for purposes of calculating post-change in control severance benefits is two times Mr. Shuster’s salary and target bonus opportunity. See below under "- Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2016" for a description of the severance benefits that Mr. Shuster would have been eligible to receive as of December 31, 2016. Effective February 16, 2017, Mr. Shuster's change in control severance benefits under his employment agreement were replaced by the severance benefits under the Company's CIC Severance Plan and will be paid in lieu of, and not in addition to, the severance benefits that Mr. Shuster may be entitled to under his employment agreement, upon a qualifying termination of employment under the CIC Severance Plan. See "- Other Compensation Programs and Practices - CIC Severance Plan," below.

Employment Arrangement with Claudia J. Merkle
Ms. Merkle serves as our Chief Operating Officer, and her employment with the Company is on an at-will basis and not pursuant to an offer letter or agreement. In September 2016, Ms. Merkle's annual base salary increased from $400,000 to $450,000 when she was promoted to her current role as Chief Operating Officer. In 2017, Ms. Merkle's annual base salary was increased to $464,000. Ms. Merkle is eligible for a discretionary annual cash bonus, with a current target annual bonus opportunity of 100% of her annual base salary, conditioned on the attainment of certain corporate and individual performance conditions and determination by the Committee under the annual bonus plan. In addition, Ms. Merkle is entitled to accelerated vesting of her outstanding equity awards upon certain qualifying terminations of employment or a "change in control" under the terms of her equity award agreements under the 2012 Plan and 2014 Plan, as described below under "- Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2016." Further, effective February 16, 2017, Ms. Merkle is eligible to receive certain severance benefits if there is a qualifying termination of employment within two years following a "change in control" under the Company's CIC Severance Plan, as described below under "- Other Compensation Programs and Practices - CIC Severance Plan."

Employment Arrangement with Glenn M. Farrell
On December 4, 2014, we entered into an offer letter with Mr. Farrell, who currently serves as our Chief Financial Officer. Mr. Farrell's offer letter provides that his employment with the Company is on an at-will basis. In 2017, Mr. Farrell's annual base salary was increased to $386,250, from an annual base salary of $375,000 that was set in 2015 when he joined the Company. Mr. Farrell is also eligible for a discretionary annual cash bonus, with a current target annual bonus opportunity of 100% of his annual base salary, conditioned on the attainment of certain corporate and individual performance conditions and determination by the Committee under the annual bonus plan. In addition, Mr. Farrell is eligible to receive certain severance benefits, including accelerated vesting of his outstanding stock option awards upon certain qualifying terminations of employment and enhanced severance benefits if there is a qualifying termination of employment within one year following a "change in control." See below under "- Potential Payments Upon Termination of Employment or Change in Control as of December 31, 2016" for a description of the severance benefits that Mr. Farrell would have been eligible to receive as of December 31, 2016. Effective February 16, 2017, Mr. Farrell's change in control severance benefits under his offer letter were replaced by the severance benefits under the Company's CIC Severance Plan and will be paid in lieu of, and not in addition to, the severance benefits that Mr. Farrell may be entitled to under his offer letter, upon a severance-qualifying termination of employment under the CIC Severance Plan. See "- Other Compensation Programs and Practices - CIC Severance Plan," below.
Grants of Plan-Based Awards for 2016

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
Bradley M. Shuster	2/10/2016	213,380	—	$—	$1,019,956
Claudia J. Merkle	2/10/2016	94,140	—	$—	$449,989
Glenn M. Farrell	2/10/2016	78,450	—	$—	$374,991

(1)	The 2016 RSU grants vest in 1/3 increments on the first, second and third anniversaries of the grant date.

(2)	The amounts included in this column reflect the grant date fair value of RSU awards to our NEOs in 2016. The grant date fair value was determined in accordance with ASC Topic 718.
While the vesting of the equity awards granted to our NEOs generally requires continued service through the applicable vesting date, in some instances the vesting of such equity awards will be accelerated upon a qualifying termination of employment or a change in control. For a further description of the treatment of equity upon certain qualifying terminations of employment or a change in control, see "- Potential Payments Upon Termination of Employment or Change in Control" below.

Outstanding Equity Awards at 2016 Fiscal Year-End
The following table provides information regarding outstanding equity interests held by each of our NEOs as of December 31, 2016:

		Option Awards					Stock Awards
Name	Grant Year	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Bradley M. Shuster	2012	907,500	—	—	$10.00	4/24/2022	—	$—	330,000 (1)	$3,514,500
	2013	133,333	—	—	$11.75	2/14/2023	—	$—	—	$—
	2014	101,132	50,568 (2)	—	$12.32	2/12/2024	6,800 (3)	$72,420	—	$—
	2015	87,933	175,867 (4)	—	$8.50	2/12/2025	42,534 (5)	$452,987	—	$—
	2016	—	—	—	$—	—	213,380 (6)	$2,272,497	—	$—
Claudia J. Merkle	2012	12,000	—	—	$10.00	5/30/2022	—	$—	—	$—
	2012	12,000	—	—	$10.00	11/7/2022	—	$—	4,445 (1)	$47,339
	2013	30,247	—	—	$11.75	2/14/2023	—	$—	—	$—
	2014	50,666	25,334 (2)	—	$12.32	2/12/2024	3,168 (3)	$33,739	—	$—
	2015	28,733	57,467 (4)	—	$8.50	2/12/2025	6,000 (7)	$63,900	—	$—
	2016	—	—	—	$—	—	94,140 (6)	$1,002,591	—	$—
Glenn M. Farrell	2015	28,666	57,334 (4)	—	$8.50	2/12/2025	7,334 (7)	$78,107	—	$—
	2016	—	—	—	$—	—	78,450 (6)	$835,493	—	$—

(1)
The shares underlying the RSUs are scheduled to vest based on the achievement of stock-price performance conditions (the performance RSUs). The performance RSUs are scheduled to vest in 1/2 increments in the event that the Company achieves a stock price of $14.00 and $16.00, in each case, during any 30-day trading period.

(2)	Remaining stock options scheduled to vest 100% on 2/12/2017.

(3)	Remaining RSUs scheduled to vest 100% on 2/12/2017.

(4)	Remaining stock options scheduled to vest 50% on 2/12/2017 and 50% on 2/12/2018.

(5)
Amount includes 22,534 unvested RSUs from an award granted to Mr. Shuster on 2/12/2015, which are scheduled to vest 50% on 2/12/2017 and 50% on 2/12/2018, and 20,000 unvested RSUs from an award granted to Mr. Shuster on 12/23/2015, which are scheduled to vest 50% on 12/23/2017 and 50% on 12/23/2018.

(6)	RSUs scheduled to vest in thirds on 2/10/2017, 2/10/2018 and 2/10/2019.

(7)	Remaining RSUs scheduled to vest 50% on 2/12/2017 and 50% on 2/12/2018.

(8)	The payout value is based on the $10.65 closing price of our common stock on NASDAQ on December 30, 2016 multiplied by the number of unvested RSUs as of December 31, 2016.
Other Compensation Programs and Practices
Retirement Plan
Since 2014, the Company has offered a tax-qualified defined contribution retirement savings plan (401(k) Plan), pursuant to which our employees, including our NEOs, are able to contribute a percentage of their annual compensation on a pre- and post-tax basis, up to the limits prescribed by the Internal Revenue Service. Each pay period, we offer a 401(k) Company matching contribution for eligible employees who participate in the 401(k) Plan, including our NEOs, of up to 4% of an employee's eligible compensation.  Generally, "eligible compensation" used for purposes of calculating contributions under the 401(k) Plan is the amount paid to the employee as base salary, overtime earnings, bonuses and commissions.  Each of our NEOs was eligible to participate in the 401(k) Plan in 2016.
Severance Plan
In 2016, the Committee adopted the Severance Plan, effective February 10, 2016. The Severance Plan provides for payment of cash severance and health coverage, after one year of service, upon certain involuntary terminations of employment by the Company, as specified in the Severance Plan (Terminating Event). The Severance Plan applies to all of the Company's regular full- or part-time employees, including our NEOs who do not have employment agreements. Each of our NEOs is eligible to participate in the Severance Plan, except our CEO, who is currently party to an employment agreement with the Company. Upon a Terminating Event, subject to certain conditions including the applicable executive's execution and non-revocation of a separation agreement and release, the Severance Plan provides that an eligible NEO would receive three months' base salary and three months' of health coverage contributions for each year of service, with a maximum benefit of 12 months' base salary and 12 months' of health coverage contributions.
CIC Severance Plan
In 2017, the Committee adopted the CIC Severance Plan, effective February 16, 2017, and designated each of the Company's executive officers (other than Mr. Pollitzer, whose employment with the Company will not begin until May 2, 2017) as participants in the CIC Severance Plan (Designated Participants). The CIC Severance Plan contemplates that the Committee will designate from time to time, in its sole discretion, the executive officers who are eligible to receive benefits under the CIC Severance Plan. Each such executive designated by the Committee to receive benefits under the Plan will receive a "participation notice," confirming the terms of their participation in the plan, including (i) a severance multiple for purposes of determining the participant's cash severance amount (Severance Multiple) and (ii) the period of time during which the participant is eligible for medical insurance premium reimbursements (COBRA period).
The Committee named each of the Company’s NEOs as participants at the following Severance Multiple and Cobra Period:

Participant	Severance Multiple	COBRA Period
Bradley M. Shuster	2x	24 months
Claudia J. Merkle	1.5x	18 months
Glenn M. Farrell	1.5x	18 months
The CIC Severance Plan provides that upon a participant's termination of employment without "Cause" or for "Good Reason," (in each case as defined in the CIC Severance Plan) within 24 months after a "Change in Control," (as defined in the CIC Severance Plan) or six months before a Change in Control (if the termination within that six month period occurs after a definitive agreement that contemplates such Change in Control is executed and the Change in Control occurs), such participant shall be entitled to the following payments, subject to the participant's execution and non-revocation of a release of claims: (i) a lump sum cash payment equal to (A) the sum of the participant's base salary and target discretionary bonus, in each case, as in effect immediately prior to the termination, multiplied by (B) the participant's Severance Multiple; (ii) a lump sum cash payment equal to the cost of medical insurance premiums for the duration of the participant's COBRA Period; (iii) a lump sum cash payment equal to the participant's target discretionary bonus for the fiscal year in which the participant is terminated, pro-rated through the date of termination as described in the CIC Severance Plan; and (iv) any other earned and vested amounts or benefits that the Company is required to pay or provide or for which the participant is eligible to receive from the Company through the date of the termination, to the extent not yet paid or provided.
Upon its adoption, change in control severance benefits under the CIC Severance Plan replaced any change in control severance benefits that were otherwise payable to the Designated Participants under another severance plan, program, policy or agreement maintained by the Company and will be paid in lieu of, and not in addition to, any other severance benefits that such Designated Participants may have been entitled to upon a severance-qualifying termination of employment under the CIC Severance Plan.
Executive Cash Allowance Program
The Company includes in the annual compensation of each NEO a standardized, fixed cash amount to be used at the discretion of the executive officer, in lieu of individualized perquisite programs. In 2016, the additional compensation under this program was $38,400 for Mr. Shuster and $30,000 for each of Mr. Farrell and Ms. Merkle.
Clawback Policy
On February 9, 2017, the Committee adopted a Clawback Policy that allows the Company to recover certain cash and equity based incentive compensation provided to certain covered individuals (including the Company's NEOs) after February 9, 2017, if the Company is required to prepare a material accounting restatement due to its material noncompliance with financial reporting requirements under the securities laws.

Potential Payments upon Termination of Employment or Change in Control as of December 31, 2016
Termination of Employment without Cause or Resignation with Good Reason
Shuster Employment Agreement and Equity Grants
Mr. Shuster's employment agreement provides for enhanced severance benefits, as shown in the table below, if his employment is terminated by us without "cause" or by him for "good reason" (each as defined in his employment agreement) during the term of his employment period (but not within two years following a "change in control"), subject to his execution and non-revocation of a release (a termination release). In addition, the terms of Mr. Shuster's equity grants under the 2012 and 2014 Plans provide that, upon a termination of employment without "cause" or for "good reason," (each, as defined in Mr. Shuster's employment agreement) all of the outstanding stock options and time-vested RSUs held by Mr. Shuster shall immediately vest and such stock options shall become exercisable, he would have 90 days from such termination to exercise his stock options, and the performance RSUs held by Mr. Shuster remain outstanding until the 10th anniversary of the date of grant and vest upon the achievement of the specified stock price targets.
Farrell and Merkle Equity Grants
Under the terms of Mr. Farrell's and Ms. Merkle's stock option grants under the 2014 Plan, if either of these executive's employment is terminated by us without "cause," as defined in the 2014 Plan, a prorated portion of the executive's outstanding unvested stock options that would have vested on the next vesting date would vest and become exercisable, based on the number of days that the executive was employed during the applicable vesting term. Under the terms of Ms. Merkle's 2014 stock option grant under the 2012 Plan, if her employment is terminated by us without "cause" (as defined in the 2012 Plan), a prorated portion of her outstanding unvested stock options would vest and become exercisable, based on the number of days that she was employed during the applicable vesting term. If these vestings were to occur, the executive would have 90 days following such termination of employment to exercise such vested stock options.
Severance Plan Benefits
Ms. Merkle and Mr. Farrell are eligible to participate in the Severance Plan in the event their employment is terminated as a result of a Terminating Event. See "Other Compensation Programs and Practices - Severance Plan," above. Upon a Terminating Event as of December 31, 2016, subject to the executive's execution of a termination release, under the terms of the Severance Plan, Ms. Merkle would have received 12 months' base salary and 12 months' of health coverage contributions and Mr. Farrell would have received six months' base salary and six months' of health coverage contributions.
Termination of Employment for Cause or Resignation without Good Reason
Mr. Shuster's employment agreement provides that upon a termination of employment for "cause" or his resignation of employment without "good reason," he is entitled to payment of any earned but unpaid base salary and earned and awarded but unpaid annual bonus for a prior award period, as of the date of termination of employment, (other than any portion of such annual bonus that was previously deferred which shall instead be paid in accordance with the applicable deferral arrangement) (collectively, the Accrued Compensation) and any accrued and unpaid benefits, including accrued paid-time off and the timely payment of any amounts due and payable under any of our applicable plans, programs, policies or practices (collectively, the Accrued Benefits). For each of our NEOs, all unvested equity awards will be forfeited following a termination of employment for "cause" or the executive's resignation of employment without "good reason."
Termination of Employment Due to Death or Disability
Upon a termination of employment due to death or disability, our NEOs are entitled to payment of accrued and unpaid base salary, as of the date of termination of employment, and Accrued Benefits. All unvested equity awards made prior to 2017 under the 2012 Plan will be forfeited following a termination of employment due to death or disability. With respect to equity awards made under the 2012 Plan in and after 2017 and under the 2014 Plan, if an NEO's employment is terminated due to death or disability, a prorated portion of the executive's outstanding unvested equity awards that would have vested on the next vesting date would vest and become exercisable, based on the number of days that the executive was employed during the applicable vesting term.
Change in Control
Prior to February 16, 2017, Mr. Shuster's employment agreement provided for enhanced severance payments upon a termination of employment by us without "cause" or by him with "good reason" within two years following a "change in control" (as defined in Mr. Shuster's employment agreement). If Mr. Shuster experienced such a termination, subject to his execution of a termination release, he would have been entitled to a lump sum cash amount equal to the sum of (i) any Accrued Compensation;

(ii) any Accrued Benefits; and (iii) two times the sum of (a) his annual base salary immediately prior to the date of the termination plus (b) his target annual bonus for the year during which the termination occurred.
Prior to February 16, 2017, under the terms of Mr. Farrell's offer letter, if his employment with the Company was terminated without "cause" within one year following a "change in control," (as defined in the 2014 Plan) subject to his execution of a termination release, he would have been entitled to a lump sum cash amount equal to the sum of (i) any Accrued Compensation; (ii) any Accrued Benefits; and (iii) one and a half times the sum of (a) his annual base salary immediately prior to the date of the termination and (b) his target annual bonus in effect immediately prior to the termination.
After February 16, 2017, our NEOs' severance benefits following a change in control are provided under the Company's CIC Severance Plan. See "- Other Compensation Programs and Practices - CIC Severance Plan," above.
In addition, pursuant to the terms of the applicable award agreements, all outstanding stock options and time-vested RSUs granted to our NEOs under our 2012 and 2014 Plans will immediately vest and become exercisable upon a "change in control," and the Committee will determine whether outstanding performance RSUs held by Mr. Shuster and Ms. Merkle vest based on the attainment of the stock price goals at the time of the "change in control." If an NEO's employment is terminated for any reason (other than for "cause" as defined in the 2012 and 2014 Plan, as applicable) for two years following a change in control, all vested stock options shall remain outstanding and exercisable until the earlier of the tenth anniversary of the date of grant or the fifth anniversary of the employment termination.
The following table reflects the estimated payments to our NEOs that may be made upon certain terminations of employment, including a termination of employment following a change in control, or a change in control without a termination of an NEO's employment. The estimated payments in the table are calculated based on the assumption that the hypothetical termination of employment and/or the hypothetical change in control each occurred on December 31, 2016, and as such, do not reflect the payments and benefits each NEO would be entitled to receive upon certain terminations of employment following a change in control under the CIC Severance Plan. The closing price of our common stock on December 30, 2016 on NASDAQ was $10.65 per share (the Closing Price).

Name	Scenario	Cash Severance ($)	Stock Option Vesting ($)	Restricted Stock Unit Vesting ($)	Benefits ($)	Total ($)
Bradley M. Shuster	Voluntary Resignation (no Good Reason)	- (1)	-	-	- (2)	-
	Termination without Cause or for Good Reason	$1,500,000 (3)	$378,114 (4)	$2,797,904 (5)	- (2)	$4,676,018
	Involuntary Termination for Cause	- (1)	-	-	- (2)	-
	Termination Following Change in Control	$3,000,000 (6)	$378,114 (7)	$2,797,904 (8)	- (2)	$6,176,018
	No Termination Following Change in Control	-	$378,114 (7)	$2,797,904 (8)	-	$3,176,018
Claudia J. Merkle	Voluntary Resignation (no Good Reason)	-	-	-	-	-
	Termination without Cause or for Good Reason	$450,000 (9)	$54,668 (10)	-	$9,477 (9)	$514,145
	Involuntary Termination for Cause	-	-	-	-	-
	Termination Following Change in Control	-	$123,554 (7)	$1,100,230 (8)	-	$1,223,784
	No Termination Following Change in Control	-	$123,554 (7)	$1,100,230 (8)	-	$1,223,784
Glenn M. Farrell	Voluntary Resignation (no Good Reason)	-	-	-	-	-
	Termination without Cause or for Good Reason	$187,500 (9)	$54,539 (10)	-	$7,406 (9)	$249,445
	Involuntary Termination for Cause	-	-	-	-	-
	Termination Following Change in Control	$1,125,000 (11)	$123,268 (7)	$913,600 (8)	-	$2,161,868
	No Termination Following Change in Control	-	$123,268 (7)	$913,600 (8)	-	$1,036,868

(1)	Under the terms of Mr. Shuster's employment agreement, he would be entitled to be paid any Accrued Compensation.

(2)	Under the terms of Mr. Shuster's employment agreement, he would be entitled to be paid any Accrued Benefits.

(3)
As provided in Mr. Shuster's employment agreement, amount is equal to the sum of (1) any Accrued Compensation and (2) the sum of one times his annual base salary at the time of termination and one times his target annual bonus for the year in which the termination occurs, which, for 2016, was 100% of his annual base salary.

(4)
Upon a termination of employment without "cause" or for "good reason," any outstanding stock options that were not then exercisable and vested would have become fully exercisable and vested at the date of such termination.  As of December 31, 2016, 175,867 of Mr. Shuster's total outstanding, unvested stock options were "in the money," meaning that such options had an exercise price less than the Closing Price. See "Outstanding Equity

Awards at 2016 Fiscal Year End," above.

(5)
With a termination of employment without "cause" or for "good reason," unvested time-vested RSUs would have become fully vested at the date of termination and unvested performance RSUs would have remained outstanding and subject to vesting upon the achievement of the applicable stock price goals.

(6)
As provided in Mr. Shuster's employment agreement, amount includes two times the sum of (i) Mr. Shuster's annual base salary at the time of termination plus (ii) his target annual bonus, for the year in which the termination occurs, which, for 2016, was 100% of his annual base salary.

(7)
Upon a change in control, any outstanding stock options that were not then exercisable and vested would have become fully exercisable and vested as of the date of such change in control. As of December 31, 2016, 175,867 and 57,467 of Mr. Shuster's and Ms. Merkle's total outstanding, unvested stock options, respectively, were in the money, with exercise prices less than the Closing Price. All of Mr. Farrell's outstanding, unvested stock options were in the money, with an exercise price less than the Closing Price. See "Outstanding Equity Awards at 2016 Fiscal Year End," above.

(8)
Upon a change in control, unvested time-vested RSUs would have become fully vested and the Committee would thereafter determine whether any outstanding performance RSUs held by Mr. Shuster or Ms. Merkle would vest based on the attainment of the stock price goals at the time of the change in control.

(9)	Amounts payable under the Severance Plan upon a Terminating Event. See "Termination of Employment without Cause or Resignation with Good Reason - Severance Plan Benefits," above.

(10)
With a termination of employment without "cause," a prorated portion of the executive's outstanding stock options that were not then exercisable and vested would have become fully exercisable and vested at the date of termination. The value in this table was derived based on a prorated portion of each executive's outstanding, unvested stock options that would have vested at the next vesting date, which were in the money, with exercise prices less than the Closing Price. See "Outstanding Equity Awards at 2016 Fiscal Year End," above.

(11)
As provided in Mr. Farrell's offer letter, amount includes one and a half times the sum of his (i) annual base salary at the time of termination plus (ii) his target annual bonus for the year in which the termination occurs, which, for 2016, was 100% of his annual base salary.

2016 Director Compensation
The Board determines the form and amount of director compensation after its review of recommendations made by the Committee. A substantial portion of each non-employee director's annual compensation is in the form of equity-based awards. In 2016, the number of stock awards awarded to each non-employee director was determined by dividing $50,000 by the per-share closing price of the Company's common stock on the date of grant (rounded to the nearest whole share). In 2016, we paid each of our non-employee directors who served on the Board for the full fiscal year an annual cash retainer of $65,000 and an RSU award or, with respect to Mr. Montgomery, a phantom stock award each with a grant date fair value of $49,994, for total annual compensation of $114,994 for each such non-employee director's services as a member of the Board. In 2017, our Board approved increases to the annual compensation package that we pay to each of our non-employee directors. Effective January 1, 2017, the Company will pay each non-employee director an annual cash retainer of $70,000, and in May 2017, the Company will grant each non-employee director an equity-based award with a grant date value of $80,000. No individual meeting fees are paid for either Board meetings or committee meetings, whether in person or by telephone. We pay or reimburse travel and other expenses incurred by our non-employee directors in attending Board meetings.
Compensation for non-employee directors during 2016 was as follows:

	Fees earned or paid in cash	Stock awards	Total
Name	($)	($)(4)	($)
Michael Embler(1)	$65,000	$49,994	$114,994
James G. Jones(1)	$65,000	$49,994	$114,994
Michael Montgomery(1)	$65,000	$49,994	$114,994
John Brandon Osmon(2)	$32,500	$—	$32,500
James H. Ozanne(3)	$65,000	$49,994	$114,994
Steven L. Scheid(3)	$65,000	$49,994	$114,994
(1) Michael Embler, James G. Jones and Michael Montgomery were elected to the Board on July 17, 2012.

(2)	Mr. Osmon resigned from the Board on May 10, 2016.

(3)	James H. Ozanne and Steven L. Scheid have been members of the Board since the Company's capitalization on April 24, 2012.

(4)
The RSUs and phantom stock awards granted to each non-employee director in 2016 vest on the first anniversary of the date of grant, subject to continued service on the Board. Amounts in this column represent the grant date fair value of the RSUs and phantom stock awards granted to our non-employee directors in fiscal year 2016, calculated in accordance with ASC Topic 718. As of December 31, 2016, each of Messrs. Ozanne and Scheid held stock options with respect to 75,625 shares of our common stock, and each of Messrs. Embler, Jones and Montgomery held stock options with respect to 37,813 shares of our common stock. As of December 31, 2016, each of Messrs. Ozanne, Scheid, Embler and Jones held 8,169 unvested RSUs, and Mr. Montgomery held 8,169 unvested phantom stock awards.

See Note 10, "Share-Based Compensation" of our consolidated financial statements filed with the SEC on Form 10-K for the fiscal year ended December 31, 2016 for an explanation of the assumptions made in valuing these awards.

BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth information about the beneficial ownership of our common stock as of March 28, 2017 for:

•	each person known to us to be the beneficial owner of more than five percent of our Class A common stock;

•	each NEO;

•	each of our directors; and

•	all of our current executive officers, identified above under the caption "Executive Officers," (except Mr. Pollitzer) and directors as a group.
Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o NMI Holdings, Inc., 2100 Powell Street, 12th Floor, Emeryville, California 94608. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 59,769,781 shares of our Class A common stock outstanding as of March 28, 2017. There are currently no shares of our Class B common stock issued and outstanding.
In computing the number of shares of common stock beneficially owned by a person and such person's percentage of ownership of all outstanding shares, we deemed as owned and outstanding for such person those shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of March 28, 2017 or RSUs held by that person that will vest within 60 days of March 28, 2017. We, however, did not deem such shares as outstanding for the purpose of computing the percentage ownership of any other person.

	Shares of Class A Common Stock Beneficially Owned
	Number	%
Named Executive Officers and Directors:
Bradley M. Shuster (1)	1,916,042	3.1%
Claudia J. Merkle (2)	215,683	*
Glenn M. Farrell (3)	94,574	*
James H. Ozanne (4)	198,092	*
Steven L. Scheid (5)	157,654	*
Michael Embler (6)	111,845	*
James G. Jones (7)	205,845	*
Michael Montgomery (8)	43,958	*
Regina Muehlhauser	0	*
All executive officers and directors as a group (11 persons)	3,345,715	5.4%
________________

*	Represents less than 1% beneficial ownership.

(1)
Represents 297,643 shares held directly, 250,000 shares held indirectly in the Shuster Family Trust, of which Mr. Shuster and his wife are co-trustees and beneficiaries, and 1,368,399 vested stock options.

(2)	Represents 27,970 shares held directly and 187,713 vested stock options.

(3)	Represents 37,242 shares held directly and 57,332 vested stock options.

(4)
Represents 69,298 shares held directly (including 10,000 shares held in the James H. Ozanne Revocable Trust of which Mr. Ozanne is the sole trustee and beneficiary), 10,000 shares held in the Susan A. Ozanne Family Trust of which Mr. Ozanne and his wife are co-trustees and beneficiaries, 35,000 shares held by Greenrange Partners LLC, a venture capital investment company for which Mr. Ozanne serves as principal, 75,625 vested stock options and 8,169 RSUs expected to vest within 60 days of March 28, 2017.

(5)
Represents 63,860 shares held directly, 10,000 shares held in the Scheid Family Trust of which Mr. Scheid and his wife are co-trustees and beneficiaries, 75,625 vested stock options and 8,169 RSUs expected to vest within 60 days of March 28, 2017.

(6)	Represents 65,863 shares held directly, 37,813 vested stock options and 8,169 RSUs expected to vest within 60 days of March 28, 2017.

(7)
Represents 80,863 shares held directly, 57,000 shares held in the James G. Jones and Maria F. Jones Revocable Trust, 20,000 shares held by the Jennie K. Jones Irrevocable Living Trust, of which Mr. Jones is the sole trustee, 2,000 shares held in the Jaime C. Jones Irrevocable Living Trust, of which Mr. Jones is the sole trustee, 37,813 vested stock options and 8,169 RSUs expected to vest within 60 days of March 28, 2017.

(8)	Represents 6,145 shares held directly and 37,813 vested stock options.

Greater than 5% Stockholders, as of March 28, 2017	Number	%
Oaktree Capital Management LP (1)	5,816,443	9.7%
BlackRock, Inc. (2)	3,578,066	6.0%
________________

(1)
Based on a Schedule 13G/A filed with the SEC on February 11, 2016. The number of shares reported includes: (a) 5,681,992 shares over which Oaktree Value Equity Holdings, L.P. (VE Holdings) has sole voting and dispositive power and (b) 134,451 shares over which Oaktree Value Equity Fund-SP, L.P. (VEF-SP) has sole voting and dispositive power. The general partner of VE Holdings is Oaktree Value Equity Fund GP, L.P. (VEF GP). The general partner of VEF GP is Oaktree Value Equity Fund GP Ltd (VEF Ltd.). The general partner of VEF-SP is Oaktree Value Equity Fund-SP GP, L.P. (VEF-SP GP). The sole director of VEF Ltd. and the general partner of VEF-SP GP is Oaktree Capital Management, L.P. (Management). The general partner of Management is Oaktree Holdings, Inc. (Holdings). The sole shareholder of VEF Ltd. is Oaktree Fund GP I, L.P. (GP I). The general partner of GP I is Oaktree Capital I, L.P. (Capital I). The general partner of Capital I is OCM Holdings I, LLC (Holdings I). The managing member of Holdings I is Oaktree Holdings, LLC (Holdings LLC). The sole shareholder of Holdings and the managing member of Holdings LLC is Oaktree Capital Group, LLC (OCG). The duly elected manager of OCG is Oaktree Capital Group Holdings GP, LLC. The principal business address for each of the above entities is 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071.

(2)
Based on a Schedule 13G filed with the SEC on January 30, 2017. The number of shares reported includes: (a) 3,392,981 over which it has sole voting power and (b) 3,578,066 over which it has sole dispositive power. Subsidiaries of BlackRock, Inc. reported to have acquired the securities being reported include BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (UK) Ltd and BlackRock Investment Management, LLC. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

Compliance with Section 16(a) Beneficial Ownership Reporting
SEC rules require our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock with the SEC. Such persons are required to furnish us with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to us and/or written representations that no additional forms were required, we believe that all our officers, directors and greater than 10% beneficial owners complied with their filing requirements for 2016.

ITEM 2 - APPROVAL OF THE NMI AMENDED AND
RESTATED 2014 OMNIBUS INCENTIVE PLAN
The Board has approved an Amendment and Restatement to our 2014 Omnibus Incentive Plan (2014 Plan) and is submitting a proposal for approval of the NMI Amended and Restated 2014 Omnibus Incentive Plan (Amended Plan) by our stockholders. The Company may currently award equity-based compensation to our executives and other employees under our 2014 Plan and our 2012 Stock Incentive Plan (2012 Plan). If the Amended Plan is approved by our stockholders, the Amended Plan will become effective on May 12, 2017 (the Effective Date). If the Amended Plan is not approved by our stockholders, the 2014 Plan will remain in effect and shall not be amended and restated as described in this disclosure. The 2012 Plan will remain in effect and is not impacted by stockholder action on this proposal.
Key Features of the Amended Plan
The Amended Plan includes the following changes, which, subject to stockholder approval, will take effect as of the Effective Date:

•
Increased Share Reserve. Authorize an additional 2,000,000 shares for issuance under the Amended Plan, bringing the total number of shares available for future issuance under both of our equity plans as of March 28, 2017 to 3,513,967.

•
Minimum Restriction Period. Awards granted under the Amended Plan following the Effective Date will vest over a service period or performance period of at least one year. Awards not subject to the one-year restriction are limited to 5% of the total number of shares reserved for issuance under the Amended Plan, plus any awards that the Compensation Committee, in its discretion, determines should vest upon specified terminations of employment as described below under "-Vesting Requirements."

•
Limit on Reuse of Shares. Shares tendered to or withheld by the Company to satisfy the exercise price of any stock option or stock appreciation right will no longer be available for grant under the Amended Plan.

•
Clawback. Awards granted under the Amended Plan will be subject to the Company’s clawback policy, which is described above under "Compensation of Named Executive Officers and Directors - Other Compensation Programs and Practices - Clawback Policy."

•	Dividends. Dividends or dividend equivalents on awards are subject to the same vesting restrictions as the underlying awards.

•	Limit on Awards to Non-Employee Directors. No individual who is a non-employee director of the Company may be granted awards with a value in excess of $240,000 in a calendar year.
Purpose of the Amended Plan
The granting of equity awards to a broad spectrum of our employees continues to be an important aspect of the Company’s compensation program, and the Board and Company management believe that the effective use of long-term equity compensation has been integral to our success in the past and is vital to continuing to achieve strong performance.
As of March 28, 2017, the total shares of Company common stock (referred to in this description of the Amended Plan as "shares") currently available for issuance under both equity plans was 1,513,967. Based on our current planning estimates and expected future grant practices, including grants to our new CFO, Adam Pollitzer, that the Company contractually agreed to request the Compensation Committee to approve, we believe that without the requested increase in available shares, the existing number of available shares will be inadequate for our expected 2018 equity awards and the Company could lose its competitive advantage and ability to provide incentives for performance of services that are tied to our profitability and stockholder value. Approving the Amended Plan would authorize an additional 2,000,000 shares for issuance under the Amended Plan, bringing the total number of shares authorized for issuance to 6,000,000. With the additional 2,000,000 shares added to the 1,513,967 shares available under both of our equity plans as of March 28, 2017, we believe we will have sufficient shares to cover the Company's expected future grants of awards for the next three years. When calculating the size of the additional share request, we took into account the Company's past grant practices, anticipated future grant practices, share price expectations and expected forfeitures, among other factors.
2,000,000 additional shares would allow us to continue to offer competitive compensation. The Board believes that our compensation program, and particularly the granting of equity awards, allows the Company to align the interests of its executives and other employees of the Company who are selected to receive awards with those of stockholders by rewarding long-term decision-making and actions for the benefit of the Company. The Company believes that equity-based compensation assists in the attraction and retention of qualified executives and other employees and provides them with additional incentive to devote their best efforts to pursue and sustain our superior long-term performance, enhancing the value of the Company for the benefit of its stockholders. The Company operates in a highly capital intensive industry. In addition, with the Company located in the San Francisco Bay Area near Silicon Valley, it competes for talent with other firms that grant significant equity stakes. As a result, the Company believes that providing equity compensation, as opposed to all cash, as a portion of the Company's total compensation philosophy, is important for both prudent capital planning and continued employee retention goals. Furthermore, the Company believes it is important to have the flexibility to grant various types of equity awards to its employees so that it can react appropriately to the changing competitive and regulatory environment while being mindful of the impact to stockholders.
More shares for future grants are essential for executive and director retention. If this approval is not obtained, we believe we will have insufficient shares available for our anticipated 2018 executive and non-employee director equity awards. We believe our inability to continue to use stock-based compensation with these individuals would adversely affect our ability to retain and reward these employees and directors who are critical to our stability and long-term success.
In determining the number of shares to be available under the Amended Plan, the Compensation Committee considered data prepared by its independent compensation consultant, Semler Brossy. The data included historical analysis of the equity awarded annually by the Company as a percentage of common shares outstanding (a measure commonly known as "burn rate" or "annual dilution"), as shown below:

Burn Rate Table	2014	2015	2016
Stock options
Grants	779,755	789,283	—
Forfeitures	(87,372)	(63,896)	(41,352)
Restricted stock units
Grants	372,999	783,529	1,550,663
Forfeitures	(46,090)	(84,850)	(74,608)
Net shares granted	1,019,292	1,424,066	1,434,703
Basic weighted average common shares outstanding	58,281,425	58,683,194	59,070,948
Annual burn rate (Net)*	1.7%	2.4%	2.4%
*Net burn rate is calculated by dividing the net shares granted by the basic weighted average common shares outstanding.
When the Board adopted the 2014 Plan, we anticipated that the initially authorized 4,000,000 shares would be sufficient to cover three years of equity grants, which we achieved, even when our stock price during the grant cycles dipped below our planning expectations, resulting in the Company's issuance of higher than expected units in connection with grants made since the 2014 Plan went into effect. This resulted in the Company's burn rate as shown in the table above.
We expect the future share usage and net burn rate to decline compared to the Company's current and prior usage. We make assumptions about our future share needs with respect to equity grants based on stock price, the number of expected recipients, and the levels of employees eligible for awards under our stock plans. We believe there are important factors that will contribute to a decline in the Company's utilization of shares under the 2014 Plan over time, including, most importantly, the Company's current stronger, more stable stock performance and a reduction in new hire grants (which tend to be larger for new executive officers) as the Company has matured and our work force has become more fully scaled.
Performance-Based Compensation under 162(m)
In addition, if the Amended Plan is approved by stockholders, it will permit, but not require, awards under the Amended Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code (the Code). Section 162(m) of the Code generally places a $1 million annual limit on a company’s tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. To qualify as performance-based compensation under Section 162(m) of the Code, the compensation must (among other requirements) be subject to attainment of performance goals that have been disclosed to stockholders (in the case of awards other than stock options and stock appreciation rights) and approved by a majority stockholder vote. The Compensation Committee reserves the right to grant awards that do not qualify for exemption from Section 162(m) of the Code. In addition, in some cases, the exemption may cease to be available for some or all awards that otherwise were designed to qualify for exemption from Section 162(m) of the Code. Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to the Company.

We are asking stockholders to approve the material terms of the performance goals under the Amended Plan so that the Company may make awards that qualify as performance-based compensation under Section 162(m) of the Code, and thus, would be tax-deductible. For purposes of Section 162(m) of the Code, the material terms requiring shareholder approval include the following in their entirety:

•	the employees eligible to receive awards under the Amended Plan, described below under "Eligibility";

•	the business criteria used as the basis for the performance goals, described below under "Performance Goals"; and

•	the limits on the maximum amount of compensation payable to any employee in a given time period, described below under "Individual and Specific Limits."
Other Amendments
We monitor the evolution of governance practices in the marketplace and take those evolving practices into consideration in our plans and policies. We believe that the Amended Plan and our related governance practices and policies contain provisions that are designed to protect our stockholders' interests and to reflect good corporate governance practices.
Stockholder Approval
By approving the Amended Plan, the stockholders will be approving, among other things, the increase in the number of shares reserved for issuance under the Amended Plan and the eligibility requirements, performance goals and limits on various stock awards contained therein for purposes of Section 162(m) of the Code. By approving the Amended Plan, the stockholders will also satisfy the NASDAQ requirements for stockholder approval of equity compensation plans. This summary is qualified in its entirety by reference to the text of the Amended Plan, which is included as Appendix A to this proxy statement.
Shares Available for the Amended Plan
The Amended Plan makes an additional two million shares of Company common stock available for grant, in addition to the four million shares previously authorized for issuance upon the adoption of the 2014 Plan, for a total of six million shares authorized for issuance. Such shares may be either authorized but unissued shares or treasury shares. With an additional two million shares authorized, there would be 3,513,967 million shares available for future equity awards under both of our equity plans, as of March 28, 2017. The closing price of our common stock on the NASDAQ on March 28, 2017 was $11.10.
Any shares in respect of which awards have lapsed or expired or have been forfeited, canceled or settled in cash and any shares withheld to satisfy tax withholding obligations shall again be available for awards under the Amended Plan. When the Company, at its option, withholds shares in connection with the vesting or exercise of an award to satisfy tax withholding obligations, such withheld shares are added back to the pool of shares issuable in connection with awards granted under the Amended Plan. Because such withheld shares are never issued nor sold, the Company believes it is appropriate to have such shares remain available for awards, which permits the Company to maximize share usage under the Amended Plan over time. Following the Effective Date, any shares tendered to or withheld by the Company to satisfy the payment of the exercise price or base price of an option or stock appreciation right will not be added back to the share pool under the Amended Plan and will not be available for grants of awards under the Amended Plan. Awards payable solely in cash will not reduce the number of shares available for awards under the Amended Plan.
Individual and Specific Limits
The Amended Plan provides for the following individual or specific limits:

•	no individual may receive stock options or stock appreciation rights with respect to more than 1,000,000 shares in any calendar year;

•	the maximum number of shares granted under the Amended Plan pursuant to stock options designated as incentive stock options is 6,000,000 shares;

•
no individual may be granted awards (other than stock options or stock appreciation rights) that are intended to qualify as performance-based compensation for the purposes of Section 162(m) of the Code with respect to more than 1,000,000 shares in any calendar year;

•
no individual may be granted cash-based awards and performance units intended to qualify as performance-based compensation for the purposes of Section 162(m) of the Code that have an aggregate maximum payment value in any calendar year in excess of $5,000,000; and

•	no individual who is a non-employee director of the Company may be granted awards with a value in excess of $240,000 in any calendar year.
Plan Administration
The Amended Plan is administered by the Compensation Committee. The Compensation Committee is comprised solely of independent directors.
Eligibility
Awards under the Amended Plan may be granted to directors, officers, employees or consultants of the Company or any of its subsidiaries or affiliates, or any prospective employee or consultant who has accepted an offer of employment or consultancy from the Company or its subsidiaries or affiliates, who are or will be responsible for, or contribute to, the management, growth or profitability of the business of the Company or its subsidiaries or affiliates, determined at the discretion of the Compensation Committee. As of March 28, 2017, there were 5 executive officers, 6 non-employee directors and approximately 290 other employees who are eligible to receive awards under the Amended Plan.
Vesting Requirements
Awards granted under the Amended Plan following the Effective Date will vest over a service period or performance period of at least one year, except that the Compensation Committee may, in its discretion, (i) grant awards covering up to 5% of the total number of shares reserved for issuance under the Amended Plan that do not satisfy such requirements and (ii) grant awards that vest (in whole or in part) upon an award holder’s death, disability or other termination of service or upon a change in control.
Dividends
No dividends will be paid in respect of an award of restricted stock, restricted stock units or performance units or other stock-based awards until the restrictions and risks of forfeiture underlying the award have lapsed, except that the Compensation Committee may, in its discretion, provide that any such dividends be accumulated and paid on the date on which such restrictions or risks of forfeiture have lapsed in respect of the underlying award.
Stock Options
Subject to the terms and provisions of the Amended Plan, options to purchase shares may be granted to eligible individuals at any time and from time to time as determined by the Compensation Committee. Options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under federal tax law, or as non-qualified stock options, which do not qualify for this favorable tax treatment. Incentive stock options may be granted only to employees of the Company and its subsidiaries or parent corporation. The Compensation Committee determines the exercise price and other terms for each option granted, except that the per share exercise price of an option may not be less than the fair market value of a share on the date of grant and the term may be no longer than 10 years from the date of grant. The Amended Plan prohibits "repricing" of stock options without stockholder approval.
Stock Appreciation Rights (SARs)
The Compensation Committee in its discretion may grant SARs under the Amended Plan. SARs may be "tandem SARs," which are granted in conjunction with a stock option, or "free-standing SARs," which are not granted in conjunction with a stock option. A SAR entitles the holder to receive upon exercise an amount in cash, shares or a combination of both equal to the excess, if any, of the aggregate fair market value of a specified number of shares to which such SAR pertains over the aggregate exercise price for the underlying shares. The exercise price of a free-standing SAR may not be less than the fair market value of a share of common stock on the date of grant.
A tandem SAR may be granted only at the grant date of the related stock option. A tandem SAR will be exercisable only at such time or times and to the extent that the related stock option is exercisable and will have the same exercise price as the related stock option. A tandem SAR will terminate or be forfeited upon the exercise or forfeiture of the related stock option, and the related stock option will terminate or be forfeited upon the exercise or forfeiture of the tandem SAR.
The Company may make payment of the amount to which the participant exercising SARs is entitled by delivering shares, cash or a combination of stock and cash as set forth in the award agreement relating to the SARs. The Amended Plan prohibits "repricing" of free-standing SARs without stockholder approval.
Restricted Stock and Restricted Stock Unit Awards
The Amended Plan provides for the award of shares that are subject to forfeiture and restrictions on transferability as may be determined by the Compensation Committee. Except for these restrictions, upon the grant of restricted stock, the recipient will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock on such terms as will be set forth in the applicable award agreement. Unless otherwise determined by the Compensation Committee, cash dividends on the shares that are the subject of the restricted stock award shall be payable in cash and shall be held subject to vesting of the underlying restricted stock or held subject to meeting performance goals applicable only to dividends, and dividends payable in common stock shall be payable in the form of restricted stock of the same class as the common stock with which such dividend was paid and shall be held subject to the vesting of the underlying restricted stock or held subject to meeting performance goals applicable only to dividends. Restricted stock granted under the Amended Plan may or may not be subject to performance conditions.
The Amended Plan authorizes the Compensation Committee to grant restricted stock units and deferred share rights (together, "restricted stock units"). Restricted stock units are not shares and do not entitle the recipients to the rights of a stockholder, although the award agreement may provide for rights with respect to dividend equivalents. Unless otherwise determined by the Compensation Committee, an award of restricted stock units shall be adjusted to reflect the deemed reinvestment in additional restricted stock units of the dividends that would be paid and distributions that would be made with respect to the award of restricted stock units if it consisted of actual shares. Restricted stock units granted under the Amended Plan may or may not be subject to performance conditions. Restricted stock units will be settled in cash or shares (or a combination of cash and shares), in an amount based on the fair market value of the common stock on the settlement date.
Performance Units
The Amended Plan provides for the award of performance units that are valued by reference to a designated amount of cash or other property other than shares. The payment of the value of a performance unit is conditioned upon the achievement of performance goals and may be paid in cash, shares, other property or a combination thereof. In connection with the grant of performance units, the Compensation Committee may designate them as awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code.
Other Stock-Based Awards
The Amended Plan also permits the Compensation Committee to make other types of awards that are valued by reference to shares.
Cash-Based Awards
Cash-based awards (awards denominated in dollar amounts) may be granted under the Amended Plan. Cash-based awards may be paid in cash. In connection with the grant of cash-based awards, the Compensation Committee may designate them as awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code.
Performance Goals
The Amended Plan provides that performance goals may be established by the Compensation Committee in connection with the grant of any award under the plan. In the case of an award intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, such goals will be based on the attainment of specified levels of one or more of the following measures: new insurance written volume, insurance in force levels, policies in force, market share, premiums written, premiums earned, investment income, total operating revenue (excluding net realized investment gains (losses) and gain (loss) from change in fair value of warrant liability), total underwriting expense, total incurred or paid losses, loss ratio, expense ratio, combined ratio, cost/expense management, net income (loss) (including earnings before tax, earnings before interest and tax and earnings before interest, tax, depreciation and amortization), operating earnings (loss) (excluding net realized investment gains (losses) and gain (loss) from change in fair value of warrant liability), return on equity or assets, book value, book value including net operating loss carry forward, return on investment portfolio (absolute and relative to a benchmark), cash flow (excluding net realized investment gains (losses) and gain (loss) from change in fair value of warrant liability), capital management/liquidity, average premium of portfolio, earned premium yield of portfolio, average FICO score of portfolio, average LTV of portfolio, delinquency rate of portfolio, objective customer service measures or indices, employee management, common stock share price, and total return to stockholders, in each case with respect to the Company or any one or more subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies), and such awards shall be set by the Compensation Committee within the time period prescribed by Section 162(m) of the Code. The Board believes that it is appropriate to provide a broad range of potential performance goals so that the Company can be responsive to changing business needs and objectives.
Transferability
Except as otherwise determined by the Compensation Committee, the recipient of an unvested award generally may not sell, transfer, pledge, exchange or otherwise encumber the award prior to vesting. In addition, except as otherwise determined by the Compensation Committee, stock options and SARs are nontransferable except by will or by the laws of descent or distribution.

Treatment of Awards upon Termination of Employment and Change in Control
Unless otherwise determined by the Compensation Committee or provided in the applicable award agreement, upon a participant's termination of employment, stock options and SARs shall generally be treated as follows:

•
If termination of employment is by reason of death or disability, any stock option or SAR held by the participant shall immediately vest in full and may be exercised until the earlier of the third anniversary of the termination of employment and the expiration of the term of such stock option or SAR.

•	If termination of employment is for cause, all of the participant's stock options and SARs (whether vested or unvested) will immediately terminate.

•
If termination of employment is for any other reason, any stock option or SAR held by the participant, to the extent it was then exercisable at the time of termination, or on such accelerated basis as the Compensation Committee may determine, may be exercised for the lesser of 90 days following the date of termination and the expiration of the term of such stock option or SAR.

Unless otherwise determined by the Compensation Committee or provided in the applicable award agreement, upon a participant's termination of employment, restricted stock and restricted stock units shall generally be treated as follows:

•
If termination of employment is by reason of death or disability, the restrictions, including any performance goals, applicable to any restricted stock or restricted stock units shall lapse (with performance goals deemed met in full at the applicable target level), and such restricted stock or restricted stock units shall become free of all restrictions and be fully vested and transferable or settled (as applicable).

•
If termination of employment is for any other reason, all shares still subject to restriction under the restricted stock or restricted stock unit award shall be forfeited; provided, that, the Compensation Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than in the case of restricted stock or restricted stock units which are intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, satisfaction of applicable performance goals) with respect to any or all of such participant's restricted stock or restricted stock units.

Unless provided otherwise in the applicable award agreement, the following terms will apply in the event of a "change in control" of the Company (as defined in the Amended Plan):

•
If equivalent replacement awards are not substituted for awards granted and outstanding under the Amended Plan at the time of such change in control, upon the occurrence of a change in control, unless otherwise provided in the applicable award agreement, (i) all then-outstanding awards (other than performance-based awards) will vest in full, be free of restrictions, and be deemed to have been earned in full, and (ii) any performance-based award will be deemed to have been earned in full based on performance goal achievement at the greater of the applicable target level and the actual level of achievement as determined by the Compensation Committee through the latest practicable date that such performance can be measured, but not later than the date of the change in control.

•
If equivalent replacement awards are substituted for awards granted and outstanding under the Amended Plan at the time of such change in control, such replacement awards will vest and be deemed earned in full upon a termination of employment by the Company other than for cause within twenty-four months after such change in control (i.e., the awards "double-trigger" vest). Unless otherwise agreed in connection with the change in control, applicable performance goals will be deemed met at the greater of the applicable target level and the level of achievement as determined by the Compensation Committee through the latest practicable date preceding termination of employment as to which performance can be determined (but not later than the applicable performance period).

•
Upon the termination of a participant’s employment by the Company during the twenty-four-month period following a change in control for any reason other than for cause, any stock option or SAR held by the participant as of the date of the change in control that remains outstanding as of the date of such termination of employment shall become fully vested and exercisable and may thereafter be exercised until the expiration of the term of the stock option or SAR.

An award qualifies as a "replacement award" under the Amended Plan if the following conditions are met: (i) it is of the same type as the award being replaced (the "replaced award"); (ii) it has a value equal to the value of the replaced award as of the date of the change in control, as determined by the Compensation Committee in its sole discretion; (iii) if the underlying replaced award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the change in control; (iv) it contains terms relating to vesting (including with respect to a termination of employment) that are substantially identical to those of the replaced award; and (v) its other terms and conditions are not less favorable to the participant than the terms and conditions of the replaced award (including the provisions that would apply in the event of a subsequent change in control) as of the date of the change in control.
Amendment
The Amended Plan may be amended or discontinued at any time by the Board or the Compensation Committee, but not in a way that would materially impair the rights of a participant under any award previously granted, without the participant’s consent (subject to specified exceptions). In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of NASDAQ.
Federal Income Tax Treatment
The following is a summary of the current federal income tax consequences upon the granting and exercise of stock options, stock appreciation rights, restricted stock, and restricted stock unit awards.
Incentive Stock Options.  An employee who is granted an incentive stock option under the Amended Plan will not be subject to federal income tax upon the grant or exercise of the option. However, the exercise of an incentive stock option is a tax preference item and may be subject to the alternative minimum tax.
In the event of a sale of the shares received upon exercise of an incentive stock option after two years from the date of grant and after one year after the date of exercise (the Holding Period) any appreciation of the shares received above the exercise price should be a capital gain. The current tax rate applicable to long-term capital gains is 20 percent. We would not be entitled to a tax deduction with respect to the grant or exercise of an incentive stock option, or with respect to any disposition of such shares after the Holding Period. However, if shares acquired pursuant to the exercise of an incentive stock option are sold by the employee before the end of the Holding Period, any gain on the sale (to the extent such gain does not exceed the excess of the fair market value of the shares on the exercise date over the option price) will be ordinary income for the taxable year in which the sale occurs. Any additional gain will be capital gain. We will be entitled to a tax deduction in the amount of the ordinary income realized by the employee.
Nonqualified Stock Options.  A recipient who is granted a stock option under the Amended Plan that is not an incentive stock option will not be subject to federal tax upon the grant of the option, and the Company will not be entitled to a tax deduction by reason of such grant. Upon exercise of a stock option under the Amended Plan that is not a statutory incentive stock option, the excess of the fair market value of the shares on the exercise date over the option price will be considered compensation taxable as ordinary income to the recipient. We may claim a tax deduction in the amount of the taxable compensation realized by the recipient.
Stock Appreciation Rights.  Stock appreciation rights will not result in taxable income to the recipient or a tax deduction for us at the time of grant. The exercise of stock appreciation rights will result in compensation taxable as ordinary income to the recipient and a tax deduction to us in the amount of any cash paid or the fair market value of any shares issued or transferred.
Restricted Stock and Other Stock Awards.  Stock awards made without restrictions are treated as compensation to the recipient in the amount of the fair market value of the shares and are deductible by us. Stock awards with restrictions will not be subject to federal tax upon grant and we will not be entitled to a tax deduction upon grant, unless the recipient makes an election under Section 83(b) of the Code to have the award taxed at the time of the grant. Assuming no such election is made, upon lapse of restrictions, the fair market value of shares free of restrictions will be considered compensation taxable as ordinary income to the recipient and we may claim a tax deduction at the same time in the same amount. Dividends paid on shares subject to restrictions will be deemed compensation to the recipient and deductible by us.
Restricted Stock Unit Awards.  Restricted stock unit awards will not result in taxable income to the recipient or a tax deduction for us at the time of grant. At the time the restriction lapses and shares are issued to the recipient, such shares will be treated as compensation to the recipient in the amount of the fair market value of the shares at such time and will be deductible by us.
Plan Benefits
It is not presently possible to determine the specific equity-based benefits or amounts to be received by or allocated to eligible participants in the future under the Amended Plan. For purposes of illustration, awards granted under the existing 2014 Plan in 2016 to the Chief Executive Officer and each of the NEOs are shown under "Grants of Plan-Based Awards for 2016," above.

In February 2017, for our 2017 bonus program, the Compensation Committee approved certain maximum amounts of annual cash incentives for our executive officers that may be paid under the Amended Plan, subject to the achievement of specified, pre-approved performance goals. The executive officers may earn less than such maximum amounts (including no amounts) to the extent that performance goals are or are not met. Such maximum incentive amounts for our NEOs are shown in the table below.

Name and Position	Dollar Value ($)
Bradley M. Shuster, Chief Executive Officer	1,600,000
Claudia J. Merkle, Chief Operating Officer	1,000,000
Glenn M. Farrell, Chief Financial Officer	Not applicable
Executive Group	4,400,000
Non-Executive Director Group	Not applicable
Non-Executive Officer Employee Group	Not applicable

Stockholder Vote Required
The approval of the Amended and Restated 2014 Omnibus Incentive Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the meeting.
Board Recommendation
The Board unanimously recommends that you vote for approval of the Amended and Restated 2014 Omnibus Incentive Plan.

Equity Compensation Plans Information
The following table sets forth information as of December 31, 2016 with respect to compensation plans under which shares of the Company's common stock may be issued:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (2)	Weighted-average exercise price of outstanding options, warrants, and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (4)
Equity compensation plans approved by security holders (1)	5,563,895	$10.27	2,707,159
Equity compensation plans not approved by security holders	―	―	―
Total	5,563,895	$10.27	2,707,159

(1)	NMI 2012 Stock Incentive Plan (2012 Plan) and NMI 2014 Omnibus Incentive Plan (2014 Plan).

(2)
Includes 2,423,771 and 601,900 shares to be issued upon exercise of outstanding stock options under the 2012 and 2014 Plans, respectively, and 630,775 and 1,907,449 shares of unvested RSUs granted under the 2012 and 2014 Plans, respectively.

(3)	Weighted-average exercise price is based solely on outstanding options.

(4)	The amount shown includes 1,457,036 shares available for use with awards granted under the 2012 Plan and 1,250,123 shares available for use with awards granted under the 2014 Plan.

ITEM 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed the accounting firm of BDO USA, LLP (BDO) as our independent registered public accounting firm for the year ending December 31, 2017. As a matter of good corporate governance, the Board is seeking stockholder ratification of the appointment even though ratification is not legally required. If stockholders do not ratify this appointment, the Audit Committee will take this into consideration in its future selection of an independent registered public accounting firm. A representative of BDO is expected to attend the Annual Meeting and will be given an opportunity to make a statement and respond to appropriate questions.
Audit and Other Fees
For the years ended December 31, 2016 and December 31, 2015, BDO billed us fees for services of the following types:

	2016	2015
Audit Fees	$638,430	$611,455
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$638,430	$611,455
Audit Fees for 2016 and 2015 include BDO's review of our quarterly GAAP financial statements, audit of our year-end financial statements on a GAAP and statutory basis, review of SEC filings and expenses incurred by BDO in connection with providing services to NMI under the terms of the engagement. A portion of the Audit Fees for the 2015 fiscal year were billed by BDO after we filed our 2016 Proxy Statement.
The Audit Committee is responsible for pre-approving audit services and all permitted non-audit services that will cost in excess of $25,000 to be performed by the independent auditor. The Audit Committee is also responsible for establishing policies and procedures for the engagement of the independent auditor to provide permitted audit and non-audit services. If we desire the independent auditor to provide an audit or non-audit service that has not been pre-approved, the service may be presented for pre-approval by the Audit Committee at its next meeting, or for services that arise between Audit Committee meetings, such pre-approval may be delegated to the Chair of the Audit Committee or a sub-committee of the Audit Committee, with any such delegated approval reported to the Audit Committee at its next meeting. The Audit Committee pre-approved all of the services that BDO provided in 2016.
Stockholder Vote Required
The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2017 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.
Board Recommendation
The Board unanimously recommends that you vote for the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.

APPENDIX A
NMI HOLDINGS, INC. AMENDED AND RESTATED
2014 OMNIBUS INCENTIVE PLAN

Section 1.	Purpose; Definitions
The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a compensation plan providing incentives for future performance of services directly linked to the profitability of the Company’s businesses and increases in Company shareholder value.
For purposes of this Plan, the following terms are defined as set forth below:
(a)“Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.
(b)“Applicable Exchange” means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
(c)“Award” means a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Other Stock-Based Award or Cash-Based Award granted pursuant to the terms of this Plan.
(d)“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.
(e)“Beneficial Ownership” shall have the meaning given in Rule 13d3 promulgated under the Exchange Act.
(f)“Board” means the Board of Directors of the Company.
(g)“Business Combination” has the meaning set forth in Section 11(e)(iii).
(h)“Cash-Based Award” means an Award denominated in a dollar amount.
(i)“Cause” means, unless otherwise provided in an Award Agreement, (1) “Cause” as defined in any Individual Agreement to which the Participant is a party as of the Grant Date, or (2) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of, or plea of guilty or nolo contendere by, the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) willful and deliberate failure on the part of the Participant to perform his or her employment duties in any material respect, (C) dishonesty in the course of fulfilling the Participant’s employment duties, (D) a material violation of the Company’s ethics and compliance program or (E) prior to a Change in Control, such other events as shall be determined by the Committee. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.
(j)“Change in Control” has the meaning set forth in Section 11(e).
(k)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
(l)“Commission” means the Securities and Exchange Commission or any successor agency.
(m)“Committee” means the Committee referred to in Section 2.
(n)“Common Stock” means common stock, no par value per share, of the Company.
(o)“Company” means NMI Holdings, Inc., a Delaware corporation, or its successor.
(p)“Corporate Transaction” has the meaning set forth in Section 3(d).
(q)“Disability” means, unless otherwise provided in an Award Agreement, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any existing Individual Agreement, or, in the absence of such an Individual Agreement or if it does not define disability, a condition entitling the Participant to receive

i

benefits under a long-term disability plan of the Company or an Affiliate or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, as determined by the Committee, based upon medical evidence acceptable to it. Notwithstanding the above, with respect to each Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the foregoing definition shall apply for purposes of vesting of such Award, provided that such Award shall not be settled until the earliest of: (i) the Participant’s “disability” within the meaning of Section 409A of the Code, (ii) the Participant’s “separation from service” within the meaning of Section 409A of the Code and (iii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement.
(r)“Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.
(s)“Effective Date” has the meaning set forth in Section 13(a).
(t)“Eligible Individuals” means any director, officer, employee or consultant of the Company or any of its Subsidiaries or Affiliates, or any prospective employee and consultant who has accepted an offer of employment or consultancy from the Company or its Subsidiaries or Affiliates, who are or will be responsible for, or contribute to, the management, growth or profitability of the business of the Company or its Subsidiaries or Affiliates.
(u)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
(v)“Fair Market Value” means, except as otherwise determined by the Committee, the closing price of a Share on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and Sections 422(c)(1) of the Code.
(w)“Free-Standing SAR” has the meaning set forth in Section 5(b).
(x)“Full-Value Award” means any Award other than a Cash-Based Award, Stock Option or Stock Appreciation Right.
(y)“Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.
(z)“Incentive Stock Option” means any Stock Option designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.
(aa)“Incumbent Board” has the meaning set forth in Section 11(e)(ii).
(bb)    “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates, and, after a Change in Control, a change in control or salary continuation agreement between a Participant and the Company or one of its Subsidiaries or Affiliates. If a Participant is party to both an employment agreement and a change in control or salary continuation agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and, the change in control or salary continuation agreement shall be the relevant “Individual Agreement” after a Change in Control.
(cc)    “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
(dd)    “Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, dividend equivalents, and convertible debentures.
(ee)    “Outstanding Common Stock” has the meaning set forth in Section 11(e)(i).
(ff)    “Outstanding Company Voting Securities” has the meaning set forth in Section 11(e)(i).
(gg)    “Participant” means an Eligible Individual to whom an Award is or has been granted.

(hh)    “Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award. In the case of Qualified Performance-Based Awards that are intended to qualify under Section 162(m)(4)(C) of the Code, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: new insurance written (“NIW”) volume, insurance in force levels (“IIF”), policies in force, market share, premiums written, premiums earned, investment income, total operating revenue (excluding net realized investment gains (losses) and gain (loss) from change in fair value of warrant liability), total underwriting expense, total incurred or paid losses, loss ratio, expense ratio, combined ratio, cost/expense management, net income (loss) (including earnings before tax, earnings before interest and tax and earnings before interest, tax, depreciation and amortization), operating earnings (loss) (excluding net realized investment gains (losses) and gain (loss) from change in fair value of warrant liability), return on equity or assets, book value, book value including net operating loss (“NOL”) carry forward, return on investment portfolio (absolute and relative to a benchmark), cash flow (excluding net realized investment gains (losses) and gain (loss) from change in fair value of warrant liability), capital management/liquidity, average premium (“BPS”) of portfolio, earned premium yield of portfolio, average FICO score of portfolio, average LTV of portfolio, delinquency rate of portfolio, objective customer service measures or indices, employee management, common stock share price, and total return to shareholders, in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies) and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code.
(ii)    “Performance Period” means that period established by the Committee at the time any Performance Unit or Cash-Based Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.
(jj)    “Performance Unit” means any Award granted under Section 8 of a unit valued by reference to a designated amount of cash or other property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
(kk)    “Person” has the meaning set forth in Section 11(e)(i).
(ll)    “Plan” means the NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan, as set forth herein and as hereinafter amended from time to time.
(mm)    “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 12.
(nn)    “Replaced Award” has the meaning set forth in Section 11(b).
(oo)    “Replacement Award” has the meaning set forth in Section 11(b).
(pp)    “Restatement Effective Date” has the meaning set forth in Section 13(a).
(qq)    “Restricted Stock” means an Award granted under Section 6.
(rr)    “Restricted Stock Unit” has the meaning set forth in Section 7(a).
(ss)    “Restriction Period” has the meaning set forth in Section 6(c)(ii).
(tt)    “Section 16(b)” has the meaning set forth in Section 12(d).
(uu)    “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.
(vv)    “Share” means a share of Common Stock.
(ww)    “Stock Appreciation Right” means an Award granted under Section 5(b) or 5(c).
(xx)    “Stock Option” means an Award granted under Section 5(a).
(yy)    “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.
(zz)    “Tandem SAR” has the meaning set forth in Section 5(b).

(aaa)    “Term” means the maximum period during which a Stock Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.
(bbb)    “Termination of Employment” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Employment and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall also be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Employment” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).
In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

Section 2.	Administration
(a)Committee. The Plan shall be administered by the Board directly, or if the Board elects, by the Compensation Committee or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. All references in this Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.
Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:
(i)To select the Eligible Individuals to whom Awards may from time to time be granted;
(ii)To determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Other Stock-Based Awards, Cash-Based Awards or any combination thereof are to be granted hereunder;
(iii)To determine the number of Shares to be covered by each Award granted hereunder;
(iv)To approve the form of any Award Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (subject to Section 5(d)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;
(v)To modify, amend or adjust the terms and conditions of any Award (subject to Sections 5(d) and 13(d)), at any time or from time to time, including, but not limited to, Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to any Qualified Performance-Based Award;
(vi)To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;
(vii)To determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;
(viii)To determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;
(ix)To adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(x)To establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable, but in no event shall such blackout period conflict with or be more permissive than the blackout period determined under the Company’s Insider Trading Policy as may be in effect from time to time;
(xi)To interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto);
(xii)To decide all other matters that must be determined in connection with an Award; and
(xiii)To otherwise administer this Plan.
(b)Procedures.
(i)The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
(ii)Subject to Section 12(c), any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
(c)Discretion of Committee. Subject to Section 1(i), any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Company, Participants and Eligible Individuals.
(d)Cancellation or Suspension. Subject to Section 5(d), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.
(e)Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award; provided, however, that the terms of a Cash-Based Award may, but are not required to, be set forth in an Award Agreement. The effectiveness of an Award shall be subject to the Award Agreement being signed by the Company and the Participant receiving the Award unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 13(d) hereof.

Section 3.	Common Stock Subject to Plan
(a)Plan Maximums. The maximum number of Shares that may be granted pursuant to Awards under this Plan shall be 6,000,000 Shares. The maximum number of Shares that may be granted pursuant to Stock Options intended to be Incentive Stock Options shall be 6,000,000 Shares. Shares subject to an Award under this Plan may be authorized and unissued Shares.
(b)Individual Limits.
(i)No Participant may be granted Qualified Performance-Based Awards (other than Stock Options and Stock Appreciation Rights) covering in excess of 1,000,000 Shares during any calendar year. No Participant may be granted Stock Options and Stock Appreciation Rights covering in excess of 1,000,000 Shares during any calendar year.
(ii)During a calendar year, no Participant who is a non-employee director of the Company may be granted Awards with a value in excess of $240,000. For purposes of this Section 3(b)(ii), the value of an Option or Stock Appreciation right shall be determined in accordance with the Black-Scholes or other pricing model used to determine Option values in the Company’s most recent report on Form 10-K and the value of any Award of Restricted Stock, Restricted Stock Units or Performance Units or Other Stock-Based Awards shall be determined based on the Fair Market Value of the underlying Shares on the grant date of the Award.
(c)Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under this Plan. If the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares)

v

or withholding Shares relating to such Award, the net number of Shares subject to the Award after payment of the tax withholding obligations shall be deemed to have been granted for purposes of the first sentence of Section 3(a), and the number of Shares delivered or withheld to satisfy the tax withholding obligations shall again be available for Awards under the Plan. If any Shares subject to a Stock Option or Stock Appreciation Right are not delivered to a Participant because the Stock Option or Stock Appreciation Right is exercised through a reduction of Shares subject to the Award (i.e., “net exercised”), the number of Shares that are not delivered to the Participant shall no longer be available for issuance under the Plan. If any Shares are reacquired by the Company as consideration for the exercise of a Stock Option or a Stock Appreciation Right, such Shares shall no longer be available for issuance under the Plan.
(d)Adjustment Provisions.
(i)In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (ii) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (iii) the number and kind of Shares or other securities subject to outstanding Awards; and (iv) the exercise price of outstanding Awards.
(ii)In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Awards.
(iii)In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s filings with the Commission, provided that in the case of Performance Goals applicable to any Qualified Performance-Based Awards, such adjustment does not violate Section 162(m) of the Code.
(iv)Any adjustments made pursuant to this Section 3(d) to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (ii) any adjustments made pursuant to Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.
(v)Any adjustment under this Section 3(d) need not be the same for all Participants.

Section 4.	Awards
(a)Eligibility. Awards may be granted under this Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).
(b)Vesting. Notwithstanding anything contained in this Plan to the contrary, Awards granted under the Plan following the Restatement Effective Date (i) that vest based upon the continued service of the applicable Participant shall vest over a minimum service period of one year and (ii) that vest based on the attainment of Performance Goals shall vest over a minimum Performance Period of one year; provided, however, that (x) the Committee may, in its discretion, determine that such restrictions may lapse (in whole or in part) in the event of a Participant’s death or disability or other termination of employment or services or upon a Change in Control and (y) up to 5% of the total number of Shares reserved for issuance under the Plan pursuant to Section 3(a) may be subject to Awards granted after the Restatement Effective Date which do not meet the preceding vesting or acceleration limitations.
(c)Dividends. Notwithstanding anything contained in this Plan to the contrary, no dividends (whether payable in cash or Common Stock) shall be paid in respect of an Award of Restricted Stock, Restricted Stock Units or Performance Units or Other Stock-Based Awards until the restrictions and risks of forfeiture applicable to the underlying Award (or portion thereof) have lapsed; provided, however, that the Committee may, in its sole discretion, provide that any such dividends may be accumulated and paid upon the date on which such restrictions or risks of forfeiture have lapsed in respect of the associated Award.

Section 5.	Stock Options and Stock Appreciation Rights
(a)Types of Stock Options. Stock Options may be granted alone or in addition to other Awards granted under this Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. The Award Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
(b)Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs,” which are granted in conjunction with a Stock Option, or “Free-Standing SARs,” which are not granted in conjunction with a Stock Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.
(c)Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Stock Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Stock Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Stock Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Stock Option, and the related Stock Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.
(d)Exercise Price. The exercise price per Share subject to a Stock Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Stock Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be canceled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or Free-Standing SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Option or Free-Standing SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders.
(e)Term. The Term of each Stock Option and each Free-Standing SAR shall be fixed by the Committee, but no Stock Option or Free-Standing SAR shall be exercisable more than 10 years after its Grant Date.
(f)Exercisability. Except as otherwise provided herein, Stock Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.
(g)Method of Exercise. Subject to the provisions of this Section 5, Stock Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the Term thereof by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option or Free-Standing SAR to be purchased.

In the case of the exercise of a Stock Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Stock Options multiplied by the applicable exercise price) per Share by certified or bank check, wire transfer, or such other instrument or method as the Company may accept. If provided for in the applicable Award Agreement as approved by the Committee, payment in full or in part may also be made as follows:
(i)In the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the Participant shall only have the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option if such right is set forth in the applicable Award Agreement.
(ii)To the extent permitted by applicable law, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.
(iii)By instructing the Company to withhold a number of such shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Stock Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of shares of Common Stock in respect of which the Stock Option shall have been exercised.
(h)Delivery; Rights of Shareholders. A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right until the exercise price therefor has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5(l), a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 15(a) and (iii) in the case of a Stock Option, has paid in full for such Shares.
(i)Nontransferability of Stock Options and Stock Appreciation Rights. No Stock Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). A Tandem SAR shall be transferable only with the related Stock Option as permitted by the preceding sentence. Any Stock Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such Stock Option is transferred pursuant to this Section 5(i), it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.
(j)Termination of Employment. Unless otherwise determined by the Committee or provided in the applicable Award Agreement, upon a Participant’s Termination or Employment, his or her Stock Options and Stock Appreciation Rights shall be treated as set forth below:
(i)Termination by Reason of Death. If a Participant incurs a Termination of Employment by reason of death, any Stock Option or Stock Appreciation Right held by such Participant shall immediately vest in full and may thereafter be exercised until the earlier of (A) the third anniversary of such Participant’s Termination of Employment and (B) the expiration of the stated full Term thereof. In the event of Termination of Employment by reason of death, if an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.
(ii)Termination by Reason of Disability. If a Participant incurs a Termination of Employment by reason of Disability, any Stock Option or Stock Appreciation Right held by such Participant shall immediately vest in full and may thereafter be exercised until the earlier of (A) the third anniversary of such Participant’s Termination of Employment and (B) the expiration of the stated full Term thereof. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(iii)Termination by the Company for Cause. If a Participant incurs a Termination of Employment for Cause, any Stock Options and Stock Appreciation Rights held by such Participant, whether vested or unvested, shall thereupon terminate.
(iv)Other Termination. If a Participant incurs a Termination of Employment for any reason other than death, Disability, or for Cause, and except as otherwise set forth in this Section 5(j), any Stock Option or Stock Appreciation Right held by such Participant, to the extent it was then exercisable at the time of termination, or, subject to Section 4(b), on such accelerated basis as the Committee may determine, may be exercised for the lesser of (A) 90 days following the date of such Termination of Employment and (B) the balance of the stated full Term thereof.
(v)Notwithstanding the foregoing provisions of Section 5(j) and subject to Section 4(b), the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment, provided that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement.
(k)Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Stock Option which is intended to qualify as an Incentive Stock Option may be granted to any Eligible Employee who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.
(l)Dividends and Dividend Equivalents. Dividends (whether paid in cash or Shares) and dividend equivalents may not be paid or accrued on Stock Options or Stock Appreciation Rights; provided that Stock Options and Stock Appreciation Rights may be adjusted under certain circumstances in accordance with the terms of Section 3(d).

Section 6.	Restricted Stock
(a)Administration. Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 6(c).
(b)Book Entry Registration or Certificated Shares. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. If any certificate is issued in respect of shares of Restricted Stock, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form (provided that following the Restatement Effective Date, the reference to the Plan shall refer to the NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan):
The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the NMI Holdings, Inc. 2014 Omnibus Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of NMI Holdings, Inc.
The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
(c)Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Employment):
(i)The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. If the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.
(ii)Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.
(d)Rights of a Shareholder. Except as provided in this Section 6 and the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends. As determined by the Committee in the applicable Award Agreement and subject to Section 15(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be payable in cash and shall be held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, and shall be held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.
(e)Delivery of Unlegended Certificates. If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.
(f)Termination of Employment. Unless otherwise determined by the Committee or provided in the applicable Award Agreement, upon a Participant’s Termination or Employment, his or her Restricted Stock shall be treated as set forth below:
(i)Termination by Reason of Death or Disability. If a Participant incurs a Termination of Employment by reason of death or Disability, the restrictions, including any Performance Goals, applicable to any Restricted Stock shall lapse (with respect to Performance Goals, be deemed earned in full based on the applicable target level), and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.
(ii)Other Termination. If a Participant incurs a Termination of Employment for any reason other than death or Disability during the Restriction Period or before the requisite service period or applicable Performance Goals are satisfied, all Shares still subject to restriction shall be forfeited by the Participant; provided, however, that, subject to Section 4(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock which is a Qualified Performance-Based Award, satisfaction of the applicable Performance Goals) with respect to any or all of such Participant’s shares of Restricted Stock.

Section 7.	Restricted Stock Units
(a)Nature of Awards. Restricted stock units and deferred share rights (together, “Restricted Stock Units”) are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares, or both, based upon the Fair Market Value of a specified number of Shares.
(b)Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Employment):
(i)The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. If the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate the Restricted Stock Units as a Qualified Performance-Based Awards. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

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(ii)Subject to the provisions of this Plan and the applicable Award Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.
(iii)The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 15(e) below).
(c)Rights of a Shareholder. A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareholder with respect to the Shares represented by the Restricted Stock Units unless and until Shares are actually delivered to the participant in settlement thereof. Unless otherwise determined by the Committee and subject to Section 15(e), an Award of Restricted Stock Units shall be adjusted to reflect deemed reinvestment in additional Restricted Stock Units of the dividends that would be paid and distributions that would be made with respect to the Award of Restricted Stock Units if it consisted of actual Shares. Notwithstanding the immediately preceding sentence, if an adjustment to an Award of Restricted Stock Units is made pursuant to Section 3(d) as a result of any dividend or distribution, no increase to such Award (by means of deemed reinvestment in additional Restricted Stock Units) shall be made under this Section 7(c) as a result of the same dividend or distribution.
(d)Termination of Employment. Unless otherwise determined by the Committee or provided in the applicable Award Agreement, upon a Participant’s Termination of Employment, his or her Restricted Stock Units shall be treated as set forth below:
(i)Termination by Reason of Death or Disability. If a Participant incurs a Termination of Employment by reason of death or Disability, the restrictions, including any Performance Goals, applicable to any Restricted Stock Units shall lapse (with respect to Performance Goals, be deemed earned in full based on the applicable target level), and such Restricted Stock Units shall become fully vested and settled to the full extent of the original grant.
(ii)Other Termination. If a Participant incurs a Termination of Employment for any reason other than death or Disability during the Restriction Period or before the applicable Performance Goals are satisfied, all unvested Restricted Stock Units shall be forfeited by the Participant; provided, however, that, subject to Section 4(b), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of a Restricted Stock Unit Award which is a Qualified Performance-Based Award, satisfaction of the applicable Performance Goals) with respect to any or all of such Participant’s Restricted Stock Units.

Section 8.	Performance Units
Performance Units may be issued hereunder to Eligible Individuals, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit. The Committee may, in connection with the grant of Performance Units, designate them as Qualified Performance-Based Awards, and such Performance Units shall be subject to the provisions of Section 12. The conditions for grant or vesting and the other provisions of Performance Units (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement.

Section 9.	Other Stock-Based Awards
Other Stock-Based Awards may be granted either alone or in conjunction with other Awards granted under this Plan.

Section 10.	Cash-Based Awards
Cash-Based Awards may be granted under this Plan. The Committee may, in connection with the grant of Cash-Based Awards, designate them as Qualified Performance-Based Awards, and such Cash-Based Awards shall be subject to the provisions of Section 12.

Section 11.	Change-in-Control Provisions
(a)General. The provisions of this Section 11 shall, subject to Section 3(d), apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.
(b)Impact of Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement: (i) all then-outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 11(c) (any award meeting the requirements of Section 11(c), a “Replacement Award”) is provided to the Participant pursuant to Section 3(d) to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any performance-based Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)).
(c)Replacement Awards. An Award shall meet the conditions of this Section 11(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 3(d); (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to vesting (including with respect to a Termination of Employment) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The determination whether the conditions of this Section 11(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(d)Termination of Employment. Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a Termination of Employment of a Participant by the Company other than for Cause within 24 months following a Change in Control, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to Performance Goals, unless otherwise agreed in connection with the Change in Control, at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee taking into account performance through the latest date preceding the Termination of Employment as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Stock Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Employment may thereafter be exercised until the expiration of the stated full Term of such Stock Option or Stock Appreciation Right.
(e)Definition of Change in Control. For purposes of this Plan, a “Change in Control” shall mean the happening of any of the following events:
(i)An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 11(e); or
(ii)A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 11(e), any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board; or

(iii)The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv)The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Section 12.	Qualified Performance-Based Awards; Section 16(b); Section 409A
(a)The provisions of this Plan are intended to ensure that all Stock Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Stock Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and, unless otherwise determined by the Committee, all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being “outside directors” for purposes of the Section 162(m) Exemption (“Outside Directors”)). When granting any Award other than a Stock Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors). To the extent required to comply with the Section 162(m) Exemption, no later than 90 days following the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods and establish the Performance Goals for the Performance Periods.
(b)Each Qualified Performance-Based Award (other than a Stock Option or Stock Appreciation Right) shall be earned, vested and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. The maximum aggregate value of the property, including cash, that may be paid or distributed in any calendar year to any Eligible Individual pursuant to a grant of Performance Units and Cash-Based Awards that are Qualified Performance-Based Awards shall not exceed $5,000,000.
(c)The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.
(d)The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

(e)The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes non-qualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable by reason of a Participant’s Separation from Service during the six-month period immediately following such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days following the date of the Participant’s death.

Section 13.	Term, Amendment and Termination
(a)Effectiveness. The Plan was approved by the Board on March 21, 2014, and became effective upon approval by the Company’s shareholders on May 8, 2014 (the “Effective Date”). This amendment and restatement of the Plan was approved by the Board on February 9, 2017, and it will be effective as of the date of such approval by the Company’s shareholders (the “Restatement Effective Date”).
(b)Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.
(c)Amendment of Plan. The Board or the Committee may amend, alter, or discontinue this Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.
(d)Amendment of Awards. Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption or without the Participant’s consent materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law, Applicable Exchange listing standards or accounting rules.

Section 14.	Unfunded Status of Plan
It is intended that this Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

Section 15.	General Provisions
(a)Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.
(b)Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c)No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.
(d)Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding of up to the maximum amount permitted to be withheld for tax purposes, but in no event less than the minimum amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.
(e)Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then-outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 15(e).
(f)Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.
(g)Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan. All Shares underlying Awards that are forfeited or canceled revert to the Company.
(h)Governing Law and Interpretation. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.
(i)Non-Transferability. Except as otherwise provided in Sections 5(i), 6(c)(ii) and 7(b)(ii) or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.
(j)Recoupment Policy. Awards shall be subject to any incentive compensation recoupment policy established from time to time by the Company.

FORM OF PROXY CARD

NMI HOLDINGS, INC. 2100 POWELL STREET, 12th FLOOR EMERYVILLE, CA 94608	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on Wednesday, May 10, 2017. Have this proxy card and the information that is printed in the box marked by the arrow in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/NMIH2017

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting until voting is closed. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Wednesday, May 10, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E21326-P85213	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NMI HOLDINGS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the Election of Directors and FOR Proposals 2 and 3:		o	o	o
1.	Election of Directors
01)	Bradley M. Shuster
02)	Michael Embler
03)	James G. Jones
04)	Michael Montgomery
05)	Regina Muehlhauser
06)	James H. Ozanne
07)	Steven L. Scheid
						For	Against	Abstain
2.	Approve the NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan.					o	o	o
3.	Ratify the appointment of BDO USA, LLP as NMI Holdings, Inc.'s independent registered public accounting firm for the year ending December 31, 2017.					o	o	o

4.	Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					o

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]			Date	Signature (Joint Owners)			Date

To the Stockholders of NMI Holdings, Inc.:

The 2017 Annual Meeting of Stockholders ("Annual Meeting") of NMI Holdings, Inc. ("NMI") will be held as a virtual meeting on Wednesday, May 11, 2017, at 8:30 A.M. Pacific Time/11:30 A.M. Eastern Time to vote on the following matters:

1.    The election of seven directors to the board of directors to serve until the 2018 Annual Meeting;
2.    The approval of the NMI Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan;
3.    The ratification of the appointment of BDO USA, LLP as NMI's independent registered public accounting firm for the year ending December
31, 2017; and
4.    Any other matters that properly come before the Annual Meeting.

The proxy statement contains information regarding the Annual Meeting, including information on the matters to be voted on prior to and during the Annual Meeting. If you have chosen to view our proxy statements and annual reports over the Internet instead of receiving paper copies in the mail, you can access our proxy statement and 2016 Annual Report and vote at www. proxyvote.com.

Your vote is important. Whether or not you expect to attend the Annual Meeting, we encourage you to promptly vote these shares by one of the methods listed on the reverse side of this proxy card.

You will be able to attend the Annual Meeting via live audio webcast by visiting NMI's virtual meeting website at www.virtualshareholdermeeting.com/NMIH2017 on Thursday, May 11, 2017, at 8:30 A.M. Pacific Time/11:30 A.M. Eastern Time. Upon visiting the meeting website, you will be prompted to enter the 16-digit Control Number provided to you on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive materials by mail. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website. Further instructions on how to attend and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.

Sincerely,
Bradley M. Shuster
Chairman and CEO
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E21327-P85213
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NMI HOLDINGS, INC.
        The undersigned hereby appoints Bradley M. Shuster and William J. Leatherberry, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Class A Common Stock of NMI Holdings, Inc. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of NMI Holdings, Inc. to be held on May 11, 2017 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

        THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED (1) FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1; (2) FOR  PROPOSALS 2 AND 3; AND (3) IN THE DISCRETION OF THE PROXIES, WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)
(Continued and to be marked, dated and signed, on the other side)